UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☑   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

DALECO RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑   No fee required.

DALECO RESOURCES CORPORATION

17 Wilmont Mews, 5th Floor

West Chester, Pennsylvania 19382

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 20, 2013

NOTICE IS HEREBY GIVEN THAT THE 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Daleco Resources Corporation (the "Company") will be held at 10:00 a.m., Local Time, on June 20, 2013, at the Desmond Hotel, 1 Liberty Blvd, Malvern, Pennsylvania 19355.

The meeting will be held for the following purposes:

1.	To elect nine directors, each for a term that expires in 2014 or until their successors are duly elected and qualified;

2.	Increase in the authorized number of shares of Common Stock;

3.	Increase in the authorized number of shares of Common Stock allocated for the Independent Directors Stock Option Plan and to extend the period during which Grants can be made;

4.	The Ratification of the appointment of Mayer Hoffman McCann, P.C. as the Company’s independent registered public accounting firm for the stub period ending September 30, 2013 for fiscal year ending September 30, 2014; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

By action of the Board of Directors, only persons who are holders of record of shares of the Company at the close of business on May 9, 2013 will be entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the Annual Meeting, please sign, date and return the enclosed proxy card, which is being solicited by the Company’s Board of Directors. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. Alternatively, internet voting is available, as described in the proxy voting instructions on your proxy card. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

By Order of the Board of Directors

/s/ Michael D. Parrish
Michael D. Parrish
Chief Executive Officer

May 24, 2013

DALECO RESOURCES CORPORATION

17 Wilmont Mews, 5th Floor

West Chester, Pennsylvania 19382

 _________________________

PROXY STATEMENT

_________________________

QUESTIONS AND ANSWERS

Why are These Proxy Materials Being Provided to Stockholders?

The board of directors of Daleco Resources Corporation has made these proxy materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail in connection with the solicitation of proxies by the board for use at the 2013 annual meeting of stockholders. The 2013 annual meeting will be held on June 20, 2013 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders.

Why Did We Mail a Notice Regarding the Internet Availability of Proxy Materials to Stockholders Instead of Mailing a Full Set of Proxy Materials?

Instead of mailing a printing copy of our proxy materials to all of our stockholders, we elected to make this proxy statement and our Amended Annual Report on Form 10-K for the fiscal year ended September 30, 2012 available to our stockholders on the Internet. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce printing and shipping costs and lessen the environmental impact on the annual meeting. On or about May 24, 2013, we mailed a notice to stockholders containing instructions on how to access our proxy statement and annual report, and how to vote.

INFORMATION REGARDING SOLICITATION AND VOTING

Location of the Annual Meeting of Stockholders

The annual meeting will be held at the Desmond Hotel, 1 Liberty Blvd, Malvern, Pennsylvania 19355.

Principal Executive Offices

Our principal executive offices are located at 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382. Our telephone number is (610) 429-0181.

Record Date and Outstanding Shares

Stockholders of record at the close of business on May 9, 2013, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding and entitled to vote of the Annual Meeting common stock, $0.01 par value per share (“Common Stock”). As of the Record Date, May 9, 2013, 68,139,058 of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Voting

Each shareholder of record is entitled to one vote for each share of Common Stock held as of the record date.

Instructions for Internet voting. Stockholders may vote by proxy via the Internet by following the instructions contained in the notice that was delivered by mail. Stockholders who request printed copies of our proxy materials by mail may vote by mail, telephone or via the Internet. When voting on the Internet, stockholders who indicate that they wish to vote in accordance with the recommendations of the board of directors will have their shares voted: (1) FOR the election of the director nominees described in this proxy statement; (2); FOR the increase in the authorized number of shares of Common stock of the Company; (3) FOR the increase in the authorized number of shares of Common Stock allocated to the Independent Directors Stock Option Plan and to extend the period during which Grants can be made; and (4) FOR the ratification of the selection of Mayer Hoffman McCann, P.C as our independent registered public accounting firm for the stub period ending September 30, 2013 and for the fiscal year ending September 30, 2014. Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

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Instructions for Mail and Telephone Voting. Stockholders who wish to vote by mail or telephone should follow the instructions on the proxy card. Shares voted by telephone or represented by written proxies that are properly dated, executed and returned will be voted at the annual meeting in accordance with the instructions given by telephone or on such written proxies. If no specific instructions are given, shares will be voted: (1) FOR the election of the director nominees described in this proxy statement; (2) FOR the increase in the authorized Common Stock of the Company; (3) FOR the increase in the authorized number of shares of Common Stock allocated to the Independent Directors Stock Option Plan and to extend the period during which Grants can be made; and (4) FOR the ratification of the selection of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm stub period ending September 30, 2013 and for the fiscal year ending September 30, 2014. Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Instructions for Voting in Person. Stockholders may vote in person at the Annual Meeting. Ballots will be provided to stockholders who wish to vote at the annual meeting.

Effect of Not Casting Your Vote and Broker Non-Votes

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. If you hold your shares in street name and do not indicate how you want your shares voted in the election of, your bank or broker is not permitted to and will not vote those shares, which we refer to as broker non-votes, on your behalf. Your bank or broker will, however, continue to have discretion to vote any non-instructed shares to ratify the selection of our independent registered public accounting firm. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Broker non-votes are counted for the purpose of determining the presence of a quorum but are not entitled to vote, and thus are not counted for the purpose of determining the number of shares voting in the election of directors or the advisory vote on the compensation of our named executive officers.

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Vote Required

The table below indicates the vote required to approve each of the proposals described in this proxy statement, assuming the presence of quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required
One	Elect nine directors	Majority of the shares present, in person or by proxy, and entitled to vote

Two	Increase in the authorized number of shares of Common Stock	Majority of the shares present, in person or by proxy, and entitled to vote

Three	Increase in the authorized number of shares of Common Stock allocated to the Independent Director Stock Option Plan and to extend the period during which Grants can be made.	Majority of the shares present, in person or by proxy, and entitled to vote

Four	Ratify the selection of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for the stub period ending September 30, 2013 and for the fiscal year ending September 30, 2014.	Majority of the shares present, in person or by proxy, and entitled to vote (1)

Five	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting	Majority of the shares present, in person or by proxy, and entitled to vote.

(1)	The selection of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for the stub period ending September 30, 2013 and the fiscal year ending September 30, 2014 is being presented to stockholders for ratification. The Audit Committee will consider the outcome of this vote in its future deliberations regarding the selection of an independent registered public accounting firm.

Recommendations of our Board of Directors

Our board of directors recommends that stockholders vote their shares: (1) FOR the election of each of the nine director nominees; (2) FOR the increase in the authorized number of shares of Common Stock; (3) FOR the increase in the authorized number of shares of Common Stock allocated to the Independent Directors Stock Option Plan and to extend the period during which Grants can be made; (4) FOR the ratification of the selection of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for the stub period ending September 30, 2013 and the fiscal year ending September 30, 2014; and (5) the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements f the Annual Meeting.

Revocability of Proxies

You can change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of four ways:

•	vote again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);

•	submit a signed proxy card with a later date;

•	vote in person at the annual meeting; or

•	notify our corporate secretary in writing before the annual meeting that you are revoking your proxy.

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Attendance at the annual meeting will not automatically revoke your previously submitted proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting at letter from such broker, bank or other nominee confirming both (1) your beneficial ownership of such shares on May 9, 2013 and (2) that such broker, bank or other nominee is not voting such shares at the annual meeting.

Solicitation of Proxies

We are soliciting proxies to provide all shareholders of record on May 9, 2013 with an opportunity to vote on matters that properly come before the annual meeting. We will bear all costs related to this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or other telecommunication, by our directors, officers and employees, none of whom will receive additional compensation for doing so.

We have retained Broadridge Corporation Issuer Solutions, Inc., to assist us in the solicitation of proxies for the annual meeting.

Quorum

A quorum is required for stockholders to conduct business at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares issued and entitled to vote at the annual meeting will constitute a quorum.

Effect of Abstentions

Abstentions are counting for the purpose of determining the presence of a quorum and the number of shares voting on a proposal. Abstentions will have the same effect as a vote against a proposal requiring the approval of a majority of the shares present, in person or by proxy, and entitled to vote.

Householding

Unless it has received instructions to the contrary, the Company will send only one notice of the electronic or paper available of its Annual Report, Proxy Statement and Notice of Annual Meeting to each household in which two or more Stockholders reside if the Company has reason to believe that the Stockholders are members of the same family or share a custodial relationship. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce the Company’s expenses.

If you would like to receive your own set of the Company’s annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another Shareholder and together both of you would like to receive only a single set of the Company’s annual disclosure documents, please follow these instructions.

If your shares are registered in your own name, please contact our transfer agent and inform them of your request to revoke or institute householding by calling them at (610) 649-7300, or writing to them at Broadridge Corporation Issuer Solutions, Inc., 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103. Within 30 days of your revocation, the Company will send individual documents. If a bank or other nominee holds your shares, please contact your bank, broker or other nominee directly.

If you are accessing the Company’s annual disclosure documents electronically, you may do so without having to contact the Company’s transfer agent.

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Where Can Annual Meeting Voting Results Be Found?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspectors of election and will be reported on a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the annual meeting.

What does it mean if I get more than one proxy card or set of instructions from a bank, broker or other nominee?

Your shares may be registered in more than one account. You should vote each proxy card you receive and follow each set of instructions from your bank, broker or other nominee.

Who can help answer your questions?

If you have any questions about any of the proposals to be presented at the Annual Meeting or how to submit your proxy card or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact our Investor Relations Department by telephone at (610) 429-0181 or by mail at the Company’s current address at 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382.

YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED SHAREHOLDER, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BANK, BROKER OR OTHER NOMINEE PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information, as of the Record Date, May 9, 2013, regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Voting Stock, as set forth on such person’s filings with the Securities and Exchange Commission and the records of the Company.

	PRINCIPAL SHAREHOLDER	AMOUNT OF BENEFICIAL OWNERSHIP (SHARES)		PERCENT OF CLASS (%) (4)
Common	Far East Investments, LLC	19,250,000	(1)	28%
Common	DTE Investment, Ltd	13,750,000	(2)	20%
Common	Far East USA Investments, LLC		(3)	%

1.           The shares held by Far East Investments, LLC (“FEI”) consist of 7,500,000 shares issued pursuant to a Stock Purchase Agreement dated March 25, 2013, warrants for 6,250,000 shares and 5,500,000 warrants held by Far East USA Investments, LLC, a majority owned subsidiary of FEI, consisting of 2,750,000 warrants acquired from FEI and 2,750,000 acquired from DTE Investment, LTD.

2..          The shares held by DTE Investment LTD consist of 7,500,000 shares issued pursuant to a Stock Purchase Agreement dated March 25, 2013 and warrants for 6,250,000 shares.

3.           FEI is the majority owner of Far East USA Investments, LLC (“USA”). USA has granted FEI voting control over the shares subject to the 5,500,000 warrants USA acquired from FEI and DTE.

4.           The applicable percentage ownership is based on 68,139,058 shares of Common Stock outstanding as of the Record Date plus all securities exercisable or convertible, through the exercise of warrants, options or the conversion of Preferred Stock into shares of Common Stock as of the Record Date.

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PROPOSAL ONE - NOMINATION AND ELECTION OF DIRECTORS

The Board currently consists of nine directors who were elected or appointed to serve as directors of the Company until this Annual Meeting or until their successors are duly elected and qualified. The directors elected at the Annual Meeting, and who qualify to serve, will serve until their successors are elected at the Annual Meeting to be held in 2014 and until their successors are duly elected and qualified. The Board is authorized to be comprised of a total of fifteen directors and nine persons are nominated for election to the Board.

Under the provisions of the Agreement and Plan of Reorganization dated September 19, 2000 between Clean Age Minerals, Inc. (“CAMI”) and the Company, the former stockholders of CAMI had the right to designate two nominees to sit on the Board of Directors of the Company and CAMI, one of whom was to be Robert E. Martin; however, the other was not formally identified. Mr. Martin resigned from the Board in May 2005. In January 2008, the Board of Directors elected Mr. Martin to serve as a Director of the Company and as a CAMI nominated director.

Pursuant to the Stock Purchase Agreement (the “SPA”) dated March 25, 2013 by and among the Company, Far East Investments, LLC, a California limited liability company (“FEI”), and DTE Investment Ltd., a British Virgin Island Company (“DTE”) (hereinafter FEI and DTE are sometimes collectively referred to as the “Investors”), the Investors have the right to nominate two nominees to stand for election to the Board of Directors for so long as the Investors collectively own at least 7,650,000 shares of the Company’s Common Stock. The Investors have proposed Mr. Li Chi Kong and Mr. Grant Lin for election to the Board of Directors and the Board has nominated each individual for election to the Board. In the event that a person proposed for election by the Investors is not elected at any meeting of stockholders where Directors are elected, the Investors shall be entitled to nominate a replacement candidate who, if appointed by the Board, shall serve as a Director pending the next election of directors by the stockholders of the Company. Effective as of May 2, 1013, the Board appointed Mr. Li and Mr. Lin to serve as directors of the Company until this Annual Meeting.

Required Vote

The shares represented by the enclosed proxy will be voted at the Annual Meeting as directed. If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted "FOR" the election of the nominees listed below. All of the nominees are currently members of the Board. If any nominee becomes unavailable for any reason or if another vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted by the holders of such proxy in their sole discretion.

The names and ages of the Company's nominees for directors; their principal occupations during the past five years; their specific experiences, qualifications, attributes or skills that qualify them to serve as directors; and certain other information are listed below. Each nominee has consented to stand for election for a term expiring at the Company's 2014 Annual Meeting of Stockholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board will designate a new nominee and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends a vote "FOR" the election of each of the nominees listed below by executing and returning the enclosed proxy card.

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Name	Age	Position

Michael D. Parrish	49	Chief Executive Officer and Director

Gary J. Novinskie	62	President, Chief Financial Officer and Director

David A. Grady	67	Secretary, Chairman of the Nominating and Governance Committee, Chairman of the Non-Qualified Independent Director Stock Option Plan Committee, Chairman of the Compensation Committee and Director

Lord Gilbert (John)	86	Director

Robert E. Martin	84	Director

Carl A. Haessler	53	Director

Charles T. Maxwell	81	Chairman of the Audit Committee and Director

Mr. Grant Lin	51	Director

Mr. Li Chi Kong	52	Director

Nominees and Business Experience

Michael D. Parrish (49)

Mr. Parrish became the Chief Executive Officer and a Director of the Company effective May 2012. Mr. Parrish was Chairman and Chief Executive Officer of Environmental Infrastructure Holdings Corp. (“EIHC”) from December 2009 through August 2012. Prior to his positions with EIHC, Mr. Parrish was Founder, President and CEO of Equisol, LLC, an environmental services company specializing in industrial air, water and ground instrumentation. Prior to his tenure with Equisol, Mr. Parrish held various executive positions in several General Electric companies where he served in positions such as General Manager for global logistics and services for GE’s water business, and earlier, as Managing Director for GE Capital specializing in e-commerce, Six Sigma, and productivity of several of GE’s equipment management groups. Prior to GE, Mr. Parrish served for 14 years active duty in the U.S. Army where he held various leadership positions of increasing responsibility as an Army Aviator culminating as a member of the Army Acquisition Corps. Mr. Parrish has a bachelor’s degree in engineering from the U.S. Military Academy at West Point, as well as a master’s degree in astronautical engineering from Stanford University and an MBA with honors from the Wharton School of the University of Pennsylvania. He is the past President of the West Point Society of Philadelphia and serves on the advisory boards of the USO of SEPA/NJ and the United States Military Academy at West Point.

Gary J. Novinskie (62)

Mr. Novinskie is the, President and Chief Financial Officer of the Company. Mr. Novinskie has previously served as the interim Chief Executive Officer of the Company from August 2007 until May 2012. Mr. Novinskie has been the President and Chief Financial Officer of the Company since October 1996 and was previously the Chief Operating Officer of Deven Resources, Inc. Mr. Novinskie has been a member of the Board since August 2007. Prior to his employment with Deven Resources, Inc., Mr. Novinskie was a Vice President of Broad Street Financial Company, a privately held holding company in Columbus, Ohio for four years. Mr. Novinskie also served as the President of Omni Exploration, Inc., a public oil and gas company for seven years, as Vice President in the Energy Lending Department of the Huntington National Bank in Cleveland, Ohio, and has held various engineering and management positions during his career with Amoco Production Company at various locations throughout the United States. Mr. Novinskie holds a B.S. from the Pennsylvania State University in Petroleum and Natural Gas Engineering, and an M.B.A from Case Western Reserve University, majoring in Banking and Finance.

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David A. Grady (67)

Mr. Grady has been a member of the Board since September 2007 and the Secretary of the Company since February 2009. Mr. Grady is the Chairman of the Nominating and Governance Committee of the Board and serves as Chairman of the Compensation and the Non-qualified Independent Director Stock Option Plan Committees of the Board. Mr. Grady is an attorney with concentrations in wealth management and business, securities, real estate and construction matters. From 2004 to 2007, Mr. Grady served as Vice President and General Counsel of Tecumseh Professional Associates, Inc., a privately held national firm based in Albuquerque, New Mexico, with business interests and activities in oil and gas, renewable energy, minerals, real estate, environmental assessment and remediation services, and government facilities management and operation. Mr. Grady received his B.A. from Yale University in 1967 and his J.D. from the University of New Mexico in 1975. Mr. Grady's background includes U.S. Army Intelligence, mainframe computer sales and systems engineering with IBM in New York City, computer hardware export/import and computer software design/development (including financial and management information systems) with his own firm in Southeast Asia. He has been a film and multimedia producer as well as a principal in a number of technology development firms and the owner/developer of several commercial, industrial, and multifamily real estate projects. Mr. Grady has served on the boards of directors of many business and nonprofit organizations.

Lord Gilbert [John] (86)

Lord Gilbert has been a member of the Board since November 2003 and is a member of the Audit Committee of the Board. Lord Gilbert served as U.K. Minister of State for Defense Procurement from 1997 to 1999, and is a member of the House of Lords and the Privy Council. He first entered Parliament in 1970 and served as Financial Secretary to the Treasury (1974-75), Minister for Transport (1975-76), and Minister of State for Defense (1976-79). During the Conservative government, he was Senior Opposition member of the Select Committees on Defense and Trade and Industry and the Committee on Intelligence & Security. A Chartered Accountant, Lord Gilbert was educated at St. John’s College, Oxford, and New York University, where he earned a Ph.D. in International Economics. His early career included work with Price Waterhouse and Canadian Business Services, Toronto, and as Assistant Vice President, Business Development at the Bank of America International in New York. He is a Fellow of the Royal Geographic Society and a member of the Trilateral Commission, and he has served several companies on both sides of the Atlantic as an advisor and board member.

Robert E. Martin (84)

Mr. Martin has been a member of the Board since April 2008 and has been a director and the President of CAMI since January 2008. Mr. Martin serves as a member of the Non-qualified Independent Director Stock Option Plan Committee of the Board. From September 2000 to May 2005, Mr. Martin was a member of the Board. From 1994 to September 2000 (when the Company acquired CAMI), Mr. Martin was a director and officer of CAMI and its affiliates. Mr. Martin previously was a Regional Vice President for Kaiser Aluminum, Vice President of Sales and Executive Vice President for Lively Equipment Company, and the owner of R.E. Martin Investments and R.R. Martin Sales. Mr. Martin is a retired Brigadier General in the U.S. Air Force Reserve. Mr. Martin is a graduate of Park University. He obtained a Master’s degree equivalent in Electrical Engineering through a joint program between the U.S. Air Force and the University of Denver. He also attended Tulsa University Law School and did post graduate work at Oklahoma State University and the University of Oklahoma.

Carl A. Haessler (53)

Mr. Haessler has been a member of the Board since April 2008 and has been a director of CAMI since January 2008. Mr. Haessler is a Brokerage and Insurance Specialist with Pacific Investment Securities in Portland, Oregon, as well as an Independent Business Consultant. From 1993 to September 2000, he served as Vice President, Chief Financial Officer and a Director of CAMI. Prior to that period, he held financial positions with Massachusetts Mutual in Portland, Oregon as an Investment Specialist and Salomon Brothers Inc. as a Fixed Income Trader & Internal Consultant in New York. Early in his career, Mr. Haessler also held the position of Operation Geologist for E & P Consulting International, an independent oil company located in Los Angeles. He received an A.B. degree, majoring in mathematics and economics and a minor in geology, from Dartmouth College in 1981, and his M.B.A. from The Amos Tuck School of Business Administration at Dartmouth College in 1987.

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Charles T. Maxwell (81)

Mr. Maxwell has been a member of the Board since January 2006. Mr. Maxwell serves as a member of the Audit, Compensation, Nominating and Governance and Non-qualified Independent Director Stock Option Plan Committees of the Board Committees of the Board. Mr. Maxwell was educated at Princeton University as an undergraduate and Oxford University as a graduate. Mr. Maxwell entered the oil industry in 1957 and worked for Mobil Oil Company for 11 years in the United States, Europe, the Middle East and Africa. His background has been in four traditional sectors of the industry - producing, refining, transportation, and marketing. In 1968, Mr. Maxwell joined a well-known Wall Street Firm as an oil analyst. In polls taken by Institutional Investor magazine, Mr. Maxwell was ranked by the US financial institutions as the No. 1 oil analyst for the years 1972, 1974, 1977 and 1981-1986. In addition, for the last 22 years, he has been an active member of an Oxford based organization comprised of OPEC and other industry executives from 30 countries who meet twice a year to discuss trends within the energy industry. Mr. Maxwell is currently affiliated with Weeden & Co., LLP, of Greenwich, Connecticut. Mr. Maxwell is also a director of Chesapeake Energy Corp.

Grant Lin (51)

Mr. Lin is the Managing Director of Far East Investments, LLC. He is also founder and owner of V Channel, an interactive TV shopping channel currently broadcasting 24/7 from Los Angeles, CA to the United Kingdom. Previously, he served as CEO of Far East Industrial Stock Co., Ltd China. Mr. Lin has wide international connections in investing, trading, and manufacturing in Asia, the United States, and the United Kingdom.

Li Chi Kong (52)

Mr. Li has over thirty years of entrepreneurial and leadership experience, having led and created several ventures in China. For the past ten years, Mr. Li has been the Chief Executive Officer of DTE Investments, a natural resources trading company throughout Asia. Previously, he was a Chinese based real estate developer and serial entrepreneur. Earlier in his career, he was the senior executive and partner responsible for the creation of the Fanda’s computer manufacturing facility prior to the creation of Lenovo Corporation.

Certain Relationships and Related Transactions, and Director Independence.

Director Independence

The Board of Directors has reviewed and evaluated transactions and relationships with Board members to determine the independence of each of the members. The Board of Directors does not believe that any of its non-employee members, other than Mr. Lin, have relationships with the Company that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board has determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors of the Company has identified and determined that Messrs. Haessler, Gilbert, Grady, Maxwell, and Li are independent directors. In determining that Mr. Grady is an independent director, the Board considered that from 2004 to August 2007 Mr. Grady served as Vice President and General Counsel of Tecumseh Professional Associates, Inc., which is the Company’s partner in developing the Company’s kaolin deposit in New Mexico. Since August 2007, Mr. Grady has served as independent counsel to Tecumseh Professional Associates, Inc. Mr. Grady has no direct involvement with the Company’s relationship with Tecumseh Professional Associates, Inc. as he has agreed to abstain on any matter involving that relationship. In determining that Mr. Li is an independent director, the Board considered that Mr. Li’s substantial stock ownership would not disqualify him from being “independent” under the guidelines established by NASDAQ.

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Transactions With Related Persons

Certain Personal Loans

During March 2012, the Audit, Compensation and Nominating and Governance Committees of the Board of Directors (“Board”) (collectively, “AC&N Committees”) became aware of personal loans entered into in September 2005 totaling in excess of $400,000 from Amir, a former director/officer of the Company, to four individuals. It is the understanding of the AC&N Committees (based on oral representations of Mr. Amir) that (i) the proceeds of such loans were used to fund the exercise in September 2005 of options (granted to such individuals in September 2000) to purchase shares of Common Stock (at $0.25 per share); (ii) two of such individuals are current employees of the Company, including the President/CFO and a current Director; (iii) one of such individuals is a former employee of the Company; (iv) one of such individuals is a former Director and Secretary of the Company and has served and is serving as general counsel (EV&T) to the Company; (v) the sole collateral for each of the loans is the Common Stock acquired by each individual upon the exercise of each option; and (vi) there is no agreement between Amir and such individuals regarding their voting rights related to the Common Stock owned by such individuals and pledged to Mr. Amir.

Amir Obligations

On July 12, 2011, the Company entered into a Settlement Agreement with Dov Amir (a former Director of the Company) as discussed in Note 6 of the Notes to Consolidated Financial Statements to the Company’s 2012 Annual Report.

Martin Obligations

In connection with the acquisition of CAMI, CAMI owes Robert E. Martin, a director of the Company, the amount of $134,811 (“Martin Debt”). The Martin Debt was to have been satisfied on or before September 18, 2001, but was not and remains outstanding. As of September 30, 2012, the Martin Debt amounted to $134,811 in principal and accrued but unpaid interest totaled $129,773. The Martin Debt is evidenced by a note providing for an annual rate of interest of 8% and repayment of such notes and interest thereon is guaranteed by DRC. As of September 30, 2012, the Company owed Mr. Martin $245,835 in salary and $19,051 in unpaid reimbursable business expenses. These amounts contain no accrued interest. As of September 30, 2012, the Company was indebted to Mr. Martin in the aggregate amount of $529,470 (“Martin Debt”). As a condition of the $1,500,000 capital stock purchase by Far East Investments, LLC and DTE Investment, Ltd. in March 2013 pursuant to that certain Stock Purchase Agreement dated March 25, 2013 (“SPA”), Mr. Martin entered into a Forbearance Agreement providing for payment to Mr. Martin of $53,500 of the Martin Debt and his agreement to forbear from making a demand on the Company for payment of the remaining Martin Debt for a period of two (2) years from the date of the SPA. The remaining Martin Debt will earn no interest in the first year and 3.5% interest in the second. Mr. Martin is entitled to receive accelerated payment of the Martin Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

Novinskie Obligations

Under the terms of Mr. Novinskie’s employment agreement, Mr. Novinskie, currently the President and a Director of the Company, was to have received a cash bonus of $25,000 as of September 30, 2002. This bonus was not paid. As of September 30, 2012, the Company owed Mr. Novinskie $362,292 in salary and $25,000 in bonuses. As of September 30, 2012, the Company was indebted to Mr. Novinskie in the aggregate amount of $387,292. These amounts contain no accrued interest (“Novinskie Debt”). As a condition of the $1,500,000 capital stock purchase by Far East Investments, LLC and DTE Investment, Ltd. in March 2013 pursuant to that certain Stock Purchase Agreement dated March 25, 2013 (“SPA”), the Company entered into a First Amendment to Employment Agreement with Mr. Novinskie providing for payment to Mr. Novinskie of $42,500 of the Novinskie Debt and his agreement to forbear from making a demand on the Company for payment of the remaining Novinskie Debt for a period of two (2) years from the date of the SPA. The remaining Novinskie Debt will earn no interest in the first year and 3.5% interest in the second. Mr. Novinskie is entitled to receive accelerated payment of the Novinskie Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

Haessler Obligations

In connection with the acquisition of CAMI, CAMI owed $83,478 to Carl A. Haessler, a director of the Company, and $20,000 to Alice A. Haessler, Carl A. Haessler, guardian and conservator (collectively the “Haessler Debt”) at September 30, 2012. The Haessler Debt was to have been satisfied on or before September 18, 2001, but was not and remains outstanding. As of September 30, 2012, the Haessler Debt amounts to $103,478 in principal and accrued but unpaid interest totals $99,611. See Note 6 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for fiscal year 2012 concerning repayment during fiscal 2012 of certain amounts due the Estate of Eric Haessler. The Haessler Debt is evidenced by notes providing for an annual rate of interest of 8% and repayment of such notes and interest thereon is guaranteed by DRC. As of September 30, 2012, the Haessler Debt and accrued but unpaid interest totaled $203,089 (“Haessler Debt”).

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During May 2012, Carl Haessler, a Director, elected to convert 10,000 shares of Series B 8% Cumulative Convertible Preferred Stock into 80,000 shares of Common Stock at the conversion rate of $1.25 per share of Common Stock. Also, Mr. Haessler accepted 73,854 shares of Common Stock as satisfaction for any and all dividends due him ($92,318 of which $88,319 were accrued) in respect to his direct holdings of 30,000 shares of Series B 8% Cumulative Convertible Preferred Stock through the date of the conversion of 10,000 of such shares.

The Company owes Series B Preferred Stock dividends (see Note 9) to Carl A. Haessler of $5,667 at September 30, 2012, respectively.

As a result of a $1,500,000 capital stock purchase by Far East Investments, LLC and DTE Investment, Ltd. in March 2013 pursuant to that certain Stock Purchase Agreement dated March 25, 2013 (“SPA”), Mr. Haessler entered into a Forbearance Agreement providing for the payment of $20,000 and converted $19, 253 of interest into 50,000 shares of common stock in full settlement of the debt owed to Alice Haessler, and his agreement to forbear from making a demand on the Company for payment of the remaining Haessler Debt for a period of two (2) years from the date of the SPA. The remaining Haessler Debt will earn no interest in the first year and 3.5% interest in the second. Mr. Haessler is entitled to receive accelerated payment of the Haessler Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

Blackstone Obligations

At September 30, 2012, the Company owed Mr. Blackstone, an officer of the Company, $187,403 services provided to the Company. This amount contains no accrued interest. The Company defaulted on its obligation to pay such amounts to Mr. Blackstone (“Blackstone Debt”). As a condition of the $1,500,000 capital stock purchase by Far East Investments, LLC and DTE Investment, Ltd. in March 2013 pursuant to that certain Stock Purchase Agreement dated March 25, 2013 (“SPA”), the Company entered into a Second Amendment to Employment Agreement with Mr. Blackstone (“Agreement”). The Agreement provides for the payment: (1) of $20, 500 due Mr. Blackstone for services for the months of December 2012, January and February 2013; (2) of $40,000 within five (5) days of the signing of the SPA; and (3) of $5,000 a month thereafter until the obligation to Mr. Blackstone is paid in full. Mr. Blackstone is entitled to receive accelerated payment of the Blackstone Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

Maxwell Note Payable and 7.25% Convertible Debentures

During fiscal 2010, the Company borrowed $60,000 from Charles T. Maxwell, a Director of the Company. The note bears interest at prime plus 2 percent (total of 5.25%) and was due on demand on or before March 31, 2012 (as amended). As of September 30, 2012, accrued but unpaid interest on the note totals $8,250.

See Note 6 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for fiscal year 2012 regarding the 7.25% Convertible Debentures held by Mr. Maxwell totaling $45,000 outstanding at September 30, 2012. At September 30, 2012, accrued and unpaid interest on the Debentures totals $7,913 (“Maxwell Debt”).

The Company defaulted on its obligations to pay any amounts due to Mr. Maxwell in connection with the note or the Debentures. Mr. Maxwell has not demanded payments as of September 30, 2012, nor exercised any other rights he has pursuant to the terms of the note or the Debentures.

As a condition of the $1,500,000 capital stock purchase “SPA” by Far East Investments, LLC and DTE Investment, Ltd. in March 2013, Mr. Maxwell entered into a Forbearance Agreement providing for payment to Mr. Maxwell of $11,300 of the Maxwell Debt and his agreement to forbear from making a demand on the Company for payment of the remaining Maxwell Debt for a period of two (2) years from the date of the SPA. The remaining Maxwell Debt will earn no interest in the first year and 3.5% interest in the second. Mr. Maxwell is entitled to receive accelerated payment of the Maxwell Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

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Real Asset Management, LLC Note Payable

During fiscal 2010, the Company borrowed $50,000 from Real Asset Management, LLC (“RAM”), an entity affiliated with David A. Grady, a Director of the Company. The note bears interest at 15% per annum and is due on demand on or before July 15, 2012 (as amended). As of September 30, 2012, the principal balance due on the note was $25,256 and accrued but unpaid interest on the note totals $5,428. The Company defaulted on its obligation to pay such amounts due on the note. RAM has not demanded payment as of September 30, 2012 nor exercised any other rights it has pursuant to the terms of the note or the Debentures.

As a condition of the $1,500,000 capital stock purchase “SPA” by Far East Investments, LLC and DTE Investment, Ltd. in March 2013, RAM entered into a Forbearance Agreement providing for payment to RAM of $14,000 of the RAM Debt and his agreement to forbear from making a demand on the Company for payment of the remaining RAM Debt for a period of two (2) years from the date of the SPA. The remaining RAM Debt will earn no interest in the first year and 3.5% interest in the second. RAM is entitled to receive accelerated payment of the RAM Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

Notes Receivable from Former Executive Officers

In August 2005, the Company entered into employment contracts with Stephan V. Benediktson as Chief Executive Officer of the Company and Nathan Trynin as Executive Vice President. In August 2007, Messrs. Benediktson and Trynin resigned from their respective positions with the Company. The employment contracts contain bonus provisions tied to the performance of the Company's stock. Mr. Benediktson and Mr. Trynin were given the right to acquire 1 million and 800,000 shares, respectively, of common stock of the Company at $0.37 per share - the average of the bid and ask closing price for the five trading days prior to the effective dates of their contracts. Each party exercised that right in September 2005. Mr. Benediktson and Mr. Trynin paid $90,000 in cash and entered into notes with the Company totaling $576,000 to cover their purchase of the stock offered by their employment agreements. The notes earn interest at the prime rate of interest charged from time to time by the PNC Bank, Philadelphia, Pennsylvania. The notes, as amended in fiscal 2010 (the “Amended Notes Receivable”), mature in August 2015. The Company holds the 1.8 million shares of its common stock as collateral for the notes. The notes have recourse only to the collateral and the stock will not be released to either Mr. Benediktson or Mr. Trynin unless and until their notes are satisfied in full in accordance with their terms. Interest due pursuant to these notes totaled $207,025 at September 30, 2012. As of September 30, 2012, management of the Company believes that the collection of the principal balance of and interest due pursuant to such notes receivable is in doubt. See Note 11 of the Notes to Consolidated Financial Statements.

In accordance with the provisions of Paragraph 12 of Mr. Benediktson’s and Mr. Trynin’s employment agreements, each was entitled to receive a bonus based on the increase, if any, of the value of the Company’s shares over the prior year. The bonus is computed using the formula set forth in Paragraph 12 (b) in their respective employment agreements. In August 2007, Messrs. Benediktson and Trynin resigned from their respective positions with the Company. On August 8, 2007 the Board of Directors approved bonuses aggregating $1,373,831. The Amended Notes Receivable included a provision by which such bonuses are payable in August 2015. As per the terms of the respective agreement, the Company is not obligated to pay interest on the unpaid bonus amounts. Mr. Trynin died in November 2011.

Exclusive Sales Agency And Marketing Agreement (“FEI Sales Agreement”). On March 25, 2013, the Company entered into an Exclusive Sales Agency and Marketing Agreement with Far East Investments, LLC (“FEI). Mr. Lin is the principal of FEI. Under the terms of the FEI Sales Agreement, FEI is granted the exclusive right to market and act as agent for the Company for the sale of the Company’s natural resource products produced, gathered and sold by the Company, with the exception of ZeoSure, in Asia, excluding India.

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Review, Approval Or Ratification Of Transactions With Related Persons

The Company’s Audit Committee reviews and approves or ratifies any transaction between the Company and a “related person” (as that term is defined under Item 404 of Regulation S-K) that is required to be disclosed under the SEC’s related person transaction rules. In general, the Audit Committee charter provides that, when reviewing related person transactions, the Audit Committee will consider the following:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the significance of the transaction to the related person;
•	the significance of the transaction to the Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•	any other matters the Audit Committee deems appropriate.

In the event of any conflict between this related persons transaction policy and any similar policies contained in the Company’s Code of Business Ethics, Standards of Conduct or other corporate governance documents, the terms of the related persons’ transaction policy will control. This related person’s transaction policy is contained in the Audit Committee charter and is posted on the corporate governance page of the Company’s web site at www.dalecoresources.com.

CORPORATE GOVERNANCE

The Board has standing Audit, Compensation, Non-qualified Independent Director Stock Option Plan and Nominating and Governance Committees. In addition, the Board of Directors has adopted a corporate governance program that includes a Corporate Governance Policy and a Code of Business Ethics. The charters of the Audit, Compensation and Nominating and Governance Committees and the Corporate Governance Policy and Code of Business Ethics are posted on the corporate governance page of the Company’s web site at www.dalecoresources.com.

Director Independence - The Board and the Nominating and Governance Committee have reviewed and evaluated transactions and relationships with Board members to determine the independence of each of the members. The Board does not believe that any of its nonemployee members have relationships with the Company that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board and the Nominating and Governance Committee have determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board has identified and determined that Messrs. Gilbert, Grady, Haessler, Maxwell and Li are independent directors. In determining that Mr. Grady is an independent director, the Board considered that from 2004 to August 2007 Mr. Grady served as Vice President and General Counsel of Tecumseh Professional Associates, Inc., which is the Company’s partner in developing the Company’s kaolin deposit in New Mexico. Since August 2007, Mr. Grady has served as independent counsel to Tecumseh Professional Associates, Inc. Mr. Grady has no direct involvement with the Company’s relationship with Tecumseh Professional Associates, Inc., as he has agreed to abstain on any matter involving that relationship. In determining that Mr. Li is an independent director, the Board considered Mr. Li’s substantial stock ownership would not disqualify him from being “independent” under the guidelines established by NASDAQ.

Board Attendance - Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings, and each annual meeting of stockholders. Only three members of the Board attended the 2012 Annual Meeting of Stockholders. A majority of the current members of the Board are expected to attend the 2013 Annual Meeting. The Board held a total of 12 meetings during fiscal 2012. Each director attended at least 75% of the aggregate meetings of the Board. Each director attended at least 75% of the aggregate meetings of the committees on which they served during fiscal 2012.

Board Leadership Structure - Mr. Parrish, the Company's Chief Executive Officer, is a member of the Board and generally serves as Chairman of the Board’s meetings. The Board believes that the Company and its stockholders are best served by retaining the Board's flexibility to allocate the responsibilities of Chairman of the Board and Chief Executive Officer (“CEO”) in any way that is in the best interests of the Company at any future point in time. Adopting a policy that restricts the Board's discretion in selecting the Chairman of the Board (as well as restricting the ability to combine the positions of Chairman and CEO) would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman.

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The Board has not yet amended its Corporate Governance Policy to provide that the Company shall have a Lead Independent Director at any time during which the positions of Chairman of the Board and CEO are held by the same person. The Board intends to amend the Corporate Governance Policy, such that the Lead Independent Director:

Works closely with the Chairman to approve the information presented to the Board and set and approve meeting agendas and meeting schedules;
Chairs meetings of the Board in the absence of the Chairman;
Oversees meetings of the independent directors, including executive sessions of the nonemployee directors;
Serves as the principal liaison between the independent directors and the Chairman;
Takes a leading role in the Board evaluation process; and
Has the authority to call meetings of the independent directors from time to time.

The CEO serves as a bridge between the Board and management and provides critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges, especially in light of the Company’s lack of liquidity and capital resources. In short, the Board believes that a Chairman who is a member of the management team is well situated to oversee and execute the Company’s strategy and business plans to maximize shareholder value. The Board believes that Board independence and oversight of management are effectively maintained through the Board's current composition and committee system.

Board Role in Risk Oversight - The Board, together with the Audit Committee and the Compensation Committee, are primarily responsible for overseeing the Company's risk management. Management of the Company has not formed an Enterprise Risk Management Committee, or “ERM Committee.” The Chief Financial Officer, Chief Accounting Officer and general counsel generally act in such role as an ERM Committee. The primary responsibility of such informal ERM Committee is to promote the development of sound policies, procedures and practices for managing the Company’s material risks and to report the results of the informal ERM Committee's activities to the Audit Committee. The informal ERM Committee provides the Audit Committee with reports on a regular basis and the full Board is provided an overview of key risks from various members of senior management. In addition, the Compensation Committee oversees risk requiring its expertise, such as those related to incentive compensation programs and policies.

Although the Board and its committees oversee risk management for the Company, management is responsible for the day-to-day management and mitigation of the Company’s risks. We believe this division of responsibility reflects the appropriate roles of the Board and management in assessing and managing risks and has no effect on the Board's leadership structure.

Director Qualifications - The Nominating and Governance Committee will look for candidates who possess qualifications that meet our strategic needs; possess the highest personal and professional ethics, integrity and values; have an understanding of our business; have diverse experiences in key business, financial and other challenges that are faced by a publicly held company; and represent the long-term interest of our stockholders. In particular, the Nominating and Governance Committee will look for candidates with special and diverse experience in areas such as management of public companies or other organizations; oil and gas production and exploration companies; mineral companies; investment banking or the banking industry; accounting and finance; and retail/mass marketing experience. We expect our directors to represent all stockholders rather than special interest groups or any group of stockholders.

Corporate Governance Principles - The Board adopted a Corporate Governance Policy in 2008. The Corporate Governance Policy principles relate to the role, composition, structure and functions of the Board. The Nominating and Governance Committee is responsible for periodically reviewing the Corporate Governance Policy and recommending any changes to the Board.

Code of Business Ethics - The Corporation has adopted a Code of Business Ethics that informs the Company's directors and employees of their legal and ethical obligations to the Company and set a high standard of business conduct. The Code of Business Ethics applies to all employees and, where applicable, to directors of the Company. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any provision (including the standards listed under Item 406(b) of Regulation S-K) of the Code of Business Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Corporation's web site, the address of which is www.dalecoresources.com.

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Shareholder Communication with the Board - Any of the directors may be contacted by writing to them at: Board of Directors, c/o Corporate Secretary's Office, Daleco Resources Corporation, 17 Wilmont Mews, 5th Floor, West Chester, PA 19382. The independent directors have requested that the Secretary of the Company act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the independent directors. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board's responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials and frivolous or inappropriate communications will not be forwarded.

Director Nominee Procedures

There have been no changes in the procedures by which security holders may recommend nominees to the Board after the Company last provided disclosure of such procedures.

BOARD COMMITTEES AND MEETINGS

Audit Committee

The Board has established an audit committee (the “Audit Committee”) in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended, that currently consists of Messrs. Gilbert and Maxwell. Mr. Maxwell serves as Chairperson of the Audit Committee. It has been determined by the Board that each member of the Audit Committee meets the applicable NASDAQ independence requirements and that Lord Gilbert is an Audit Committee “financial expert,” as defined in Item 401 of Regulation S-K, due to his business experience and background described previously within this Proxy Statement. The Audit Committee members are appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Stockholders. The Audit Committee operates pursuant to a charter that was adopted by the Board in December 2005. A copy of the Audit Committee charter can be found on the Company’s website (www.dalecoresources.com) and is attached to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 as Exhibit 3.2. The duties of the Audit Committee include the responsibility of reviewing financial information (both external and internal) about the Company and its subsidiaries so as to assure (i) that the overall audit coverage of the Company and its subsidiaries is satisfactory and appropriate to protect the stockholders from undue risks and (ii) that an adequate system of internal financial control has been designed and implemented throughout the Company and is being effectively maintained. Additionally, the Audit Committee has sole authority and direct responsibility with respect to the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, or independent auditor. Also, as part of its duties, the Audit Committee has adopted procedures for receiving and acting on complaints received by the Company regarding accounting, internal accounting controls and auditing issues. Such complaints should be sent to the attention of the Corporate Secretary’s Office, Daleco Resources Corporation, 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382. The Audit Committee held one meeting during fiscal 2012.

Compensation Committee

The Board has established a compensation committee (the “Compensation Committee”) that currently consists of Messrs. Grady and Maxwell. Mr. Grady serves as Chairperson of the Compensation Committee. It has been determined by the Company’s Board of Directors that each member of the Compensation Committee meets NASDAQ independence requirements. The Compensation Committee members are appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Stockholders. The Committee operates pursuant to a charter that was adopted by the Company’s Board of Directors in April 2008. A copy of the Compensation Committee Charter can be found on the Company’s website (www.dalecoresources.com) and is attached to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as Exhibit 3.6. The duties of the Compensation Committee include annual determination of the compensation of the Chief Executive Officer and other executive officers and review and approval of goals and objectives relevant to his activities, review and approval of the Chief Executive Officer’s recommendations as to the compensation to be paid other officers of the Company, establishing that all compensation for executive officers and other officers is in compliance with securities law provisions, and review and approval of the Company’s equity-based incentive programs. The By-laws do not provide the Compensation Committee with any delegation authority regarding its duties. See the discussion below under “Compensation Discussion and Analysis” and “Compensation of Directors” for more information about the Compensation Committee’s processes and procedures. The Compensation Committee held one meeting during fiscal 2012.

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Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee during fiscal 2012 had any related person transaction with the Company required to be disclosed under Item 404 of Regulation S-K. Currently, no executive officer of the Company is serving as a member of the Compensation Committee or Board of Directors of any other entity that had an executive officer serving as a member of the Company’s Board or Compensation Committee such that the service would constitute an interlock under Item 404 of Regulation S-K.

Non-qualified Independent Director Stock Option Plan Committee

The Board established a Non-qualified Independent Director Stock Option Plan Committee (the “Non-qualified Independent Director Stock Option Plan Committee”) that currently consists of Messrs. Grady, Martin and Maxwell. Mr. Grady serves as Chairperson of the Non-qualified Independent Director Stock Option Plan Committee. The Non-qualified Independent Director Stock Option Plan Committee members are appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Stockholders. The Committee operates pursuant to the Non-qualified Independent Director Stock Option Plan approved by the Stockholders at the Company's Annual Meeting in March 2004 (“Plan”). The Plan provides for award of incentive options to outside directors of the Company. The options granted by this Plan vest over time in the ordinary course and upon certain conditions, one of which would be the merger with or acquisition of the Company. A copy of the Plan is attached hereto at Appendix A. The Non-qualified Independent Director Stock Option Plan Committee held one meeting during fiscal 2012.

Nominating and Governance Committee

The Board has established a nominating and governance committee (the “Nominating and Governance Committee”) that currently consists of Messrs. Grady and Maxwell. Mr. Grady serves as Chairperson of the Nominating and Governance Committee. It has been determined by the Board that each member of the Nominating and Governance Committee meets NASDAQ independence requirements. The Nominating and Governance Committee members are appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Stockholders. The Committee operates pursuant to a charter that was adopted by the Company’s Board of Directors in April 2008. A copy of the Nominating and Governance Committee Charter can be found on the Company’s website (www.dalecorsources.com) and is attached to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 as Exhibit 3.5. The duties of the Nominating and Governance Committee include identification and nominations to the Board of candidates for election as Directors of the Company and the development and review of the Company’s Corporate Governance Principles. As part of its assigned duties, the Nominating and Governance Committee will review the Corporate Governance Policy principles and report to the Board as to their acceptability in scope and application, as well as recommend any future amendments thereto. The Nominating and Governance Committee held one meeting during fiscal 2012.

The Nominating and Governance Committee uses different sources to identify Board candidates, including the Company’s executive officers and current members of the Board. The Nominating and Governance Committee also considers the nomination of candidates for Director recommended by Stockholders in conformance with the appropriate tests and standards. The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership, regardless of the original source of the candidate’s nomination. Recommendations to the Nominating and Governance Committee from Stockholders regarding candidates must be delivered to the Company’s Corporate Secretary no later than the close of the Company’s fiscal year, September 30, prior to the Annual Meeting of Stockholders at which the nominating shareholder proposes that the recommended candidate stand for election.

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Article III of the Company’s By-laws authorizes Director nominations to be made by Stockholders if the conditions specified therein are met, including the giving of advance notice and the furnishing of certain personal background information and a written statement from the proposed candidate agreeing to be identified in the proxy statement as a nominee and, if elected, to serve as a Director. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that the Company will be best served if its Directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We provide qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers to give perspective to the data we present in the compensation tables, as well as the narratives that follow the tables.

Executive Compensation

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), provides for the Stockholders to take an advisory vote to indicate how frequently we should seek further advisory votes on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. The Board has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company. The Board of Directors considered that given the nature of our compensation programs, a triennial vote would be sufficient for the Stockholders to provide us with their input on our compensation philosophy, policies and practices. At the 2011 annual meeting of stockholders held on April 26, 2011 (the “2011 Annual Meeting”), the stockholders voted in favor of such three-year interval for the future advisory voting on executive compensation.

The Dodd-Frank Act enables Stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the named executive officers as disclosed in the proxy statement in accordance with rules and regulations of the Securities and Exchange Commission. This vote, commonly known as a “say-on-pay” vote, gives Stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in the proxy statement. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of the Stockholders. For fiscal 2012 and 2011, the principal components for our named executive officer were base salary and equity-based incentive compensation. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation programs, including information about the fiscal year 2012 and 2011 compensation of our named executive officers.

While the “say-on-pay” vote is advisory only and is not binding on the Company, the Compensation Committee or the Board, the Board of Directors highly values the opinions of the Stockholders and will take into consideration the Stockholders’ comments when evaluating appropriate responses to address those valid concerns.

At the 2011 Annual Meeting, the Stockholders approved, on an advisory basis, the compensation of the named executive officers, with the exception of Michael D. Parrish who was not an officer at that time, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders. In accordance with that vote taken at the Company’s 2011 Annual Meeting, the Stockholders voted to conduct a vote on this issue every three (3) years.

Executive Officers

The following is a list of names and ages of all of the executive and other officers of the Company indicating all positions and offices held by such person and each person’s principal occupation or employment with the Company. The executive officers are elected annually by the Board of Directors.

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Name	Principal Occupation	Age	Executive Officer Since

Michael D. Parrish	Chief Executive Officer since May 2012	49	2012

Gary J. Novinskie	Interim Chief Executive Officer from August 2007 through May 2012, President and Chief Financial Officer since 1996	62	1996

Richard W. Blackstone	Vice President and Chief Accounting Officer since 2006; Secretary from October 2006 through January 2009	54	2006(1)

Robert E. Martin	President of CAMI	84	2008(3)

David A. Grady	Secretary since February 2009	67	2009(2)

(1)	Mr. Blackstone’s employment contract with the Company was amended in January 2009 by mutual agreement to compensate him on a consulting basis. Mr. Blackstone continues to serve as the Company’s Vice President and Chief Accounting Officer. Mr. Blackstone joined the Company in October 2006 as its Secretary and Controller. Prior to joining Daleco, Mr. Blackstone served as Vice President - Chief Financial Officer of Broad Street Financial Company and Broad Street Energy Company, privately held companies in Columbus, Ohio. From 1986 to 1991, he held various positions including Vice President, Chief Financial Officer and Director of Omni Exploration, Inc., a publicly traded oil and gas company. Mr. Blackstone held various positions including that of Senior Accountant with Deloitte & Touche LLP. In addition to the foregoing, Mr. Blackstone's broad background includes positions with companies involved in the real estate, insurance, franchise, fast food and coal extraction industries. Mr. Blackstone holds a BBA degree in accounting from Ohio University. He is a Certified Public Accountant, licensed in the State of Ohio.
(2)	Mr. Grady does not have an employment contract with the Company.
(3)	Mr. Martin does not have an employment contract with the Company. As a result of the CAMI transaction, Mr. Martin has an overriding royalty interest of certain acreage associated with the Company’s kaolin deposit in New Mexico. During fiscal 2012 and 2011, Mr. Martin was not entitled to nor did he receive any payments related to such overriding royalty interest.

Compensation Committee

The Board of Directors has established a compensation committee (the “Compensation Committee”) that currently consists of Messrs. Grady, Haessler and Maxwell. Mr. Grady serves as Chairperson of the Compensation Committee. It has been determined by the Company’s Board of Directors that each member of the Compensation Committee meets NASDAQ independence requirements. The Compensation Committee members are appointed annually by the Board of Directors at its annual meeting immediately following the Annual Meeting of Stockholders. The Committee operates pursuant to a charter that was adopted by the Company’s Board of Directors in April 2008. A copy of the Compensation Committee Charter can be found on the Company’s website (www.dalecoresources.com) and is attached to this Annual Report on Form 10-K, as Exhibit 3.6. The duties of the Compensation Committee include annual determination of the compensation of the Chief Executive Officer and other executive officers and review and approval of goals and objectives relevant to his activities, review and approval of the Chief Executive Officer’s recommendations as to the compensation to be paid other officers of the Company, establishing that all compensation for executive officers and other officers is in compliance with securities law provisions, and review and approval of the Company’s equity-based incentive programs. The By-laws do not provide the Compensation Committee with any delegation authority regarding its duties. See the discussion below under “Compensation Discussion and Analysis” and “Compensation of Directors” for more information about the Compensation Committee’s processes and procedures. The Compensation Committee held three meetings during fiscal 2012.

Executive Compensation Program Philosophy and Objectives

We reward our named executive officers (identified in our Summary Compensation Table below) and other officers for their efforts in helping us achieve market or above-market results and for helping us take important steps to meet our long-term strategic goals. As a result, our basic executive compensation philosophy remains to “pay for performance.”

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For us, a “pay for performance” philosophy means providing market compensation packages when performance meets our expectations, but also realizing that results below our expectations may result in below-market compensation packages. To further this philosophy, we have designed our executive compensation program to achieve the following objectives:

•	attract, motivate and retain key executive talent;
•	incentivize our named executive officer and other officers to help us achieve superior financial and operational performance; and
•	continue to align our named executive officer’s and other officers’ compensation interests with our goal of creating long-term shareholder value.

Since August 2007, we believe that our executive compensation program should not be overly influenced by the short-term performance of our stock, but should instead promote long-term shareholder value. Our executive officers and other officers are already individually focused on promoting long-term shareholder value because they are each significantly invested in our common stock. Our experience, however, has been that utilizing salary, annual cash incentive awards, and long-term equity-based awards as the primary elements of our executive compensation program are the best way to continue to align our executives’ compensation interests with our goal of promoting long-term shareholder value.

We also understand that our executive compensation program provides a starting point, or baseline of comparison, for the compensation that we pay to our other employees. For this reason, we believe our executive compensation program should strike an appropriate balance among rewards, incentives and expectations.

While these broad concepts generally govern our executive compensation program, we also take into account specific factors particular to each executive officer when making individual compensation decisions, which we describe in detail below. These factors consist of the executive’s range of responsibilities and related performance measures, amounts paid to executive officers with similar responsibilities in similarly situated companies and other individual factors affecting each executive’s performance.

Compensation Administration

The Compensation Committee of our Board of Directors, which we refer to as our Compensation Committee, reviews and determines the compensation for our named executives and other officers. The compensation that we paid our named executive and other officers in fiscal years 2012 and 2011 is disclosed in detail in the tables and narratives below under the heading “Executive Compensation.” Our Compensation Committee is also responsible for, among other things, structuring and administering the compensation programs and plans in which our named executive and other officers participate.

Compensation Processes, Procedures and Benchmarking

Generally, our Compensation Committee establishes salaries for the current fiscal year and annual cash incentive award payouts for the prior fiscal year at its regularly scheduled April meeting. Historically, at this meeting, our Compensation Committee first reviews the elements of each named executive officers’ total compensation during the previous fiscal year. Our Chief Executive Officer then makes compensation recommendations to our Compensation Committee with respect to the executive and other officers who report to him, but those officers are not present in the meeting during compensation deliberations. The chairman of the Compensation Committee then makes compensation recommendations in executive session to our Compensation Committee with respect to our Chief Executive Officer and other officers, who are absent from the meeting at that time.

Our Compensation Committee may accept or make adjustments to the recommendations it receives in establishing the final compensation for each of the named executive officer and other officers. In general, when setting each component of compensation for our named executive and other officers, our Compensation Committee considers the following performance factors:

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•	our previous year’s operating results and whether we achieved our performance objectives;
•	the relative value of the executive’s unique skills, competencies and institutional knowledge;
•	the executive’s performance of management and officer responsibilities; and
•	the executive’s contribution toward our long-term strategic objectives and our goal of creating long-term shareholder value.

Our Chief Executive Officer’s compensation is also approved by the full Board of Directors.

Our Compensation Committee granted equity incentive awards in fiscal 2012 and 2011.

We believe the total cash compensation paid (the combination of salary and incentives) to our named executive and other officers for fiscal 2011was below the compensation paid for executives holding similar positions in our peer group.

We believe the total cash compensation paid (the combination of salary and incentives) to our Chief Executive Officer for fiscal 2012 was competitive for executives holding similar positions in our peer group, but above the compensation historically paid by the Company. We believe the total cash compensation paid (the combination of salary and incentives) to our President/Chief Financial Officer and other officers for fiscal 2012 was below the compensation paid for executives holding similar positions in our peer group

Primary Elements of Compensation

Generally, we have established executive compensation objectives that are primarily focused on helping us create long-term shareholder value. We believe that we can best achieve our executive compensation program objectives by offering competitive short-term compensation combined with appropriate long-term equity-based compensation tied to our operating results and our achievement of incremental shareholder value. To this end, the primary elements of our executive compensation program are salary, short-term incentive awards, and long-term equity-based incentive awards, which are each described in detail below. Generally, we look at our named executive officers and other officers’ complete compensation arrangements when establishing salaries, annual cash awards, and short-term and long-term equity incentive awards.

Salaries

We provide our named executive and other officers with annual salaries both to attract and retain the executives and to provide them with a steady source of annual cash-based income. For each named executive officer, salary represents a non-“at risk” cash component of compensation. We establish our salaries at levels designed to reward our named executive and other officers for their overall level of expertise, responsibilities, experience and other factors unique to each individual officer, as determined by our Compensation Committee.

For fiscal year 2012, the amount of each named executive and other officer’s salary did not change substantially from such officers’ base fiscal year 2011 salary. Salaries earned by our named executive officers for fiscal years 2012 and 2011 appear below in the “Salary” column of our 2012 Summary Compensation Table. The employment agreement (effective May 18, 2012) between the Company and Mr. Parrish is attached to the Annual Report on Form 10-K as Exhibit 10.26. The Company was in default in respect to payments required in 2012 and prior fiscal years pursuant to its agreements with Messrs. Novinskie, Blackstone and Martin. (See Exhibits 10.5, 10.20 and 10.7, respectively, to the Company’s Annual Report on Form 10-K for fiscal year 2012 for the employment agreements with Messrs. Novinskie, Blackstone and Martin). In January 2009, Mr. Blackstone and the Company mutually agreed to amend Mr. Blackstone’s employment contract with the Company. Mr. Blackstone has agreed to remain with the Company on a part-time basis as its Vice President and Chief Accounting Officer. The Company and Mr. Blackstone entered into a Second Amendment to Employment Agreement dated as of March 15, 2013 (See Transactions With Related Persons ) The Company was also in default in respect to payments required in fiscal 2008 and prior fiscal years pursuant to its agreements with certain other executive officers at that time.

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Annual Cash Incentive Awards

Although the Company has never done so in the past, it is its desire to provide our named executive officers and other officers with annual cash incentive awards designed to motivate them to help us achieve our annual financial goals. The Board of Directors retains discretionary authority for any such awards recommended by the Compensation Committee. An annual cash incentive payment, if awarded, is made in the fiscal year following the year in which it is earned. No annual cash incentive payments were awarded for fiscal 2011 nor have any been awarded for fiscal 2012.

Long-Term Equity-Based Incentive Awards

Historically, we have used stock options as the primary vehicle for providing long-term incentives to and rewarding our named executive officers and other officers for their efforts in helping to create long-term shareholder value. We have also considered stock options as a retention tool for executive talent. Both of these factors have helped our Compensation Committee determine in past years the type of award and the number of underlying shares that it granted in connection with an equity incentive award. We had historically believed that granting stock options was the best method for motivating named executive officers to manage our company in a manner consistent with the long-term interests of our stockholders because of the direct relationship between the value of a stock option and the market price of our common stock. The following factors, however, have caused us to reevaluate this approach, and we are considering using other forms of equity incentives in the future:

•	the evolution of regulatory, tax and accounting treatment of equity incentive programs, and
•	developments in our strategic objectives.

We have historically granted stock awards to our named executive officers and other officers in conjunction with our Compensation Committee’s regular meeting. See the Summary Compensation Table for information regarding options awarded to the named executive officers during fiscal 2011 and 2012.

We anticipate granting further equity awards to our named executive and other officers. We also anticipate refining the details of our equity award program, including revisiting our policies and practices regarding the timing of awards and Compensation Committee approval, when, and if, we grant equity awards to named executive and other officers.

Other Benefits

Our named executive officers are also eligible to participate in our employee benefit plans available to all salaried employees, including our group life, health, hospitalization and/or medical reimbursement plans. These plans do not discriminate in scope, terms or operation, in favor of executive officers or Directors and are available generally to all salaried employees. Messrs. Blackstone and Martin did not participate in such plans during fiscal 2012 and 2011. The Company has instituted a 401(k) savings plan which does not provide, at this time, for any Company contribution. (See - Retirement and Employee Stock Ownership Plans below.) We do not make post-termination payments and benefits available to our named executive officers. The value of these benefits are reviewed annually by our Compensation Committee, but are not generally considered as part of the overall compensation program for purposes of allocating among cash, equity and other compensation.

Perquisites

We do not believe that providing perquisites to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value. We limit the perquisites made available to our named executive officers that are not otherwise available to all salaried employees, and believe that this arrangement is consistent with our “pay for performance” philosophy. During fiscal 2012 and 2011, we offered our named executive officer no perquisites.

Health and Welfare Benefits

We provide healthcare, life and disability insurance and other employee benefits programs to our employees, including our officers. We believe that these benefits are competitive within our peer group and, while not separate incentives by themselves because they do not help us achieve any of our compensation program objectives, are essential and expected parts of any compensation program. Our President is responsible for overseeing the administration of these programs. Our employee benefits programs are provided on a non-discriminatory basis to all salaried employees. These benefits include: vacation and personal time; paid holidays; medical; and, long and short-term disability insurance programs.

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Pension Benefits

We do not provide defined benefit pension arrangements or post-retirement health coverage for our officers, as we do not believe that providing these types of benefits to our officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value.

Retirement and Employee Stock Ownership Plans

The Company has instituted a 401(k) savings plan which does not provide, at this time, for any Company contribution. (See - Retirement and Employee Stock Ownership Plans below.)

Employment and Severance Agreements

We do maintain employment agreements with Messrs. Parrish, Novinskie and Blackstone. Such agreements generally include specific cash payments in the event the officer’s employment is terminated other than for cause or terminated by the officer for good reason as set forth in such agreement. The agreements do not require the officer to mitigate the amount of benefits paid by seeking other employment, and the benefits payable under the agreement are not subject to reduction for other compensation earned by the officer after termination. The agreements do have expiration dates. We believe that these agreements were necessary for us to attract and retain these officers. See further disclosure below under “Potential Payments Upon Termination or Change in Control” for more information.

Stock Ownership Guidelines

As discussed above and as disclosed below in the beneficial ownership tables, our named executive officers have a substantial equity incentive and/ or equity interest in the Company. As a result, we do not have a formal policy requiring that our named executive officers own any predetermined amount of our stock. However, as indicated above, a primary objective of our “pay for performance” philosophy is to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value. We therefore encourage our current named executive officers to continue to maintain an equity ownership in the company, which ownership further aligns their compensation interests with the interests of our stockholders.

Recoupment of Incentive Payments

We do not have a formal policy regarding adjusting or recovering annual cash incentive payments or long-term equity-based incentive awards if the relevant performance metrics upon which such awards or payments are based are later restated or otherwise adjusted in a manner that reduces the actual size of the award or payment. Instead, we will consider making adjustments or recoveries on a case-by-case basis if those situations arise.

Accounting and Tax Considerations

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to our named executive officers will not be deductible unless it meets specified criteria required for it to be “performance based.” In general, our Compensation Committee considers the potential impact of Section 162(m) in its review and establishment of compensation programs and payments. However, our Compensation Committee also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. Currently, we have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Compensation-Related Risk Assessment

In 2012, the Compensation Committee reviewed and discussed the structure of our compensation program from the point of view of assessing whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term shareholder value. The Compensation Committee conducted an assessment of our incentive-based compensation plans (including the annual and long-term incentive programs) and our compensation practices. Further, the Compensation Committee discussed the structure of the compensation program with independent Directors.

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Based on our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place, discussions with the independent Directors, as well as the Compensation Committee's formal review and discussion, the Compensation Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Corporation.

The following tables and narratives provide, for the fiscal years ended September 30, 2012 and 2011, descriptions of the cash compensation paid by the Company, as well as certain other compensation, to Messrs. Parrish, Novinskie, Blackstone and Martin (referred to as named executive officers).

Summary Compensation Table

The following table summarizes compensation earned during fiscal 2012 and 2011 by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(f)	(f)	(j)
Michael D. Parrish, Chief Executive Officer since May 2012 (2)	2012	$87,500	$0	$0	$87,500
Gary J. Novinskie,(3)	2012	$100,000	$0	$0	$100,000
Interim Chief Executive Officer from August 2007 through May 2012, President and Chief Financial Officer	2011	$100,000	$0	$0	$100,000
Richard W. Blackstone,	2012	$0	$0	$133,320	$133,320
Vice President and Chief Accounting Officer (4)	2011	$0	$51,729	$101,150	$152,879
Robert E. Martin,(5)	2012	$0	$0	$0	$0
President of CAMI	2011	$0	$103,457	$0	$103,457

(1)	The dollar amount reported in the Option Awards column represents the grant date fair value of each award calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts were included in the Notes to Consolidated Financial Statements. In April 2011, the Board of Directors granted (a) an option to Mr. Martin to purchase 500,000 shares of Common Stock and (b) an option to Mr. Blackstone to purchase 250,000 shares of Common Stock. The options are exercisable through April 2016 at an exercise price of $0.22 per share. The options granted to Messrs. Martin and Blackstone vest 50% in April 2012 and 25% in each of April 2013 and 2014.
(2)	On August 23, 2012, the Company, entered into an agreement with Michael D. Parrish to become the Chief Executive Officer and a director of the Board of Directors of the Company (“Initial MDP Agreement”). The initial term of Mr. Parrish’s employment (effective May 18, 2012) expired on November 20, 2012 per its terms. Mr. Parrish’s contract was extended by the Board pursuant to its obligations under the Stock Purchase Agreement dated March 25, 2013 (“SPA”). Under the SPA, the Company is required to employ Mr. Parrish as the Company’s Chief Executive Officer for one (1) year ending December, 31, 2013. The Initial MDP Agreement contained performance targets including the obtainment of at least $1 million of capital from a third party and cash-on-hand on an unrestricted basis in an amount of at least $650,000 by November 1, 2012. The agreement provides for base salary of $100,000 for the six months of the initial term and escalations thereof upon the attainment of certain performance targets as well as renewal provisions. Mr. Parrish was granted an option for the purchase of 1.2 million shares of Common Stock at $0.14 per share contingent upon the attainment of certain performance benchmarks. Such option vests 50% on each of the first and second anniversary dates of the effective date of his employment agreement and expire on the third anniversary date. As a result of the SPA the Board has extended Initial MDP Agreement. Mr. Parrish was granted 600,000 shares of Common Stock to vest 100,000 shares per month for six months commencing April 30, 2013 and options for 1,200,000 shares of Common Stock at a price of $0.14 with an expiration date of March 31, 2016.

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(3)	Mr. Novinskie entered into a First Amendment of Employment Agreement providing for payment to Mr. Novinskie of $42,500 of the $387,292 owed to him by the Company (“Novinskie Debt”) and his agreement to forbear from making a demand on the Company for payment of the remaining Novinskie Debt for a period of two (2) years from the date of the SPA. The remaining Novinskie Debt will earn no interest in the first year and 3.5% interest in the second. Mr. Novinskie is entitled to receive accelerated payment of the Novinskie Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.
(4)	During fiscal 2012 and 2011, Mr. Blackstone was compensated on a consulting basis pursuant to the January 2009 amendment to his employment agreement. Under the terms of the Second Amendment to Employment Agreement (“Blackstone Agreement”) which Mr. Blackstone entered into as a condition precedent to the Company’s execution of the Stock Purchase Agreement dated March 25, 2013 with Far East Investments, LLC and DTE Investment Ltd, the Company agreed to pay Mr. Blackstone: (i) $20, 500 due Mr. Blackstone for services for the months of December 2012, January and February 2013; (ii) $40,000 within five (5) days of the signing of the SPA; and (iii) of $5,000 a month thereafter until the obligation to Mr. Blackstone is paid in full. Mr. Blackstone is entitled to receive accelerated payment of the Blackstone Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.
(5)	Mr. Martin has an overriding royalty interest in certain acreage associated with the Company’s kaolin deposit in New Mexico. During fiscal 2012 and 2011, Mr. Martin was not entitled to nor did he receive any payments related to such overriding royalty interest. Under the terms of the Forbearance Agreement which Mr. Martin entered into as a condition precedent to the Company’s execution of the Stock Purchase Agreement dated March 25, 2013 with Far East Investments, LLC and DTE Investment Ltd, the Company paid Mr. Martin a total of $53,500 as partial payment of the $529,470 due and owing him by the Company (“Martin Debt”). The remaining Martin Debt will earn no interest in the first year and 3.5% interest in the second. Mr. Martin is entitled to receive accelerated payment of the Martin Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

Outstanding Equity Awards at 2012 Fiscal Year End Table

The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal 2012:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
Parrish(1)	0	1,200,000	$0.14	03/31/16
Novinskie (2)	375,000	125,000	$0.21	12/20/14
Blackstone (3)	125,000	125,000	$0.22	4/25/16
Martin (3)	250,000	250,000	$0.22	4/25/16

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(1)	See note 2 to the Summary Compensation Table.
(2)	In December 2009, Mr. Novinskie was granted an option to purchase 500,000 shares of Common Stock. The option is exercisable through December 2014 at an exercise price of $0.21 per share. The option vested 50% in December 2010 and vests 25% in each of December 2011 and 2012.
(3)	In April 2011, the Board of Directors granted (a) an option to Mr. Martin to purchase 500,000 shares of Common Stock and (b) an option to Mr. Blackstone to purchase 250,000 shares of Common Stock. The options are exercisable through April 2016 at an exercise price of $0.22 per share. The options granted to Messrs. Martin and Blackstone vest 50% in April 2012 and 25% in each of April 2013 and 2014.

Options Exercised

The named executive officers did not exercise any options during fiscal years 2012 and 2011.

Pension Benefits

The Company does not maintain any defined benefit plans or other plans with specified retirement benefits in which its named executive officers participate.

Nonqualified Deferred Compensation

The Company has instituted a 401(k) savings plan which does not provide, at this time, for any Company contribution. (See- Retirement and Employee Stock Ownership Plans below.)

Potential Payments Upon Termination or Change in Control

Messrs. Parrish, Novinskie and Blackstone may terminate employment with the Company under a number of different scenarios, including retirement, voluntary termination for good reason, voluntary termination without good reason, involuntary termination without cause, involuntary termination for cause, and termination in connection with a change in control, death and disability. Except as discussed below, the Company generally limits the payments or other forms of compensation that the Company will provide its named executive officers when their employment with the Company is terminated to compensation elements that the Company provides all its employees upon termination, namely payment of any earned but unpaid salary and accrued but unpaid vacation benefits.

At September 30, 2012, the Company was a party to Employment Agreements with Messrs. Parrish, Novinskie and Blackstone (see Exhibits 10.26, 10.5 and 10.20, respectively, to the Company’s Annual Report for fiscal year 2012 on Form 10-K) which provide for the officer to receive certain cash payments and other benefits if his employment with the Company is terminated other than for cause. Cause generally means the employee’s willful engaging in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of the Company or involves misappropriation of the Company’s funds or other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment. The employment agreement with Mr. Parrish also includes for cause provisions in case certain performance benchmarks are not obtained and/or maintained. See note 2 to the Summary Compensation Table

Tabular Disclosure. The table below reflects the estimated amount of payments or compensation the named executive officer may receive under particular termination scenarios. The amounts shown in the tables below assume that the named executive officer is terminated as of September 30, 2012. Actual amounts that may be paid to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual termination. The following table shows the potential payments upon termination under various circumstances for Messrs. Parrish, Novinskie and Blackstone:

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Benefits and Payments Upon Termination	Termination by Company Without Cause or Voluntary Termination for Good Reason on 09/30/12 (4)	Termination by Company With Cause or Voluntary Termination Without Good Reason on 09/30/12	Termination Subsequent to a Change in Control on 09/30/12		Termination by Death on 09/30/12	Termination by Disability on 09/30/12 (3)
Compensation:
Salary
Parrish (5)	$12,500	$0	$12,500		$12,500	$12,500
Novinskie(1)(2)(4)(6)	$200,000	$0	$200,000		$200,000	$200,000
Blackstone(1)(2)(4)(7)	$90,000	$0	$90,000		$90,000	$90,000

Base salary lump sum
Parrish(8)	$0	$0	$0		$0	$0
Novinskie	$300,000	$0	$300,000	(2)	$0	$0
Blackstone	$270,000	$0	$270,000	(2)	$0	$0

(1)	The amount of base salary and compensation payable to the named executive officer for services rendered during prior fiscal years has not been paid in full. As of September 30, 2012, Novinskie and Blackstone are owed $387,292 and $187,403, respectively. See footnotes 6, 7 and 8 below.

(2)	For a termination subsequent to a change in control, this amount represents a lump sum cash payment based on the officer’s annual salary.

(3)	This amount reflects an assumption that the officer will receive the maximum available disability payment.

(4)	All options granted to the executive shall become fully vested in executive and he shall have a period of three years from the date of termination to exercise any such options.

(5)	There were no outstanding equity and long-term incentive awards granted to and for the benefit of Parrish as of September 30, 2012. See note 2 to the Summary Compensation Table concerning the contingently issuable (i) grant of 600,000 shares of common stock and (ii) option for the purchase of 1.2 million shares of common stock.

(6)	Under the terms of the First Amendment to Employment Agreement which Mr. Novinskie entered into as a condition precedent to the Company’s execution of the Stock Purchase Agreement dated March 25, 2013 with Far East Investments, LLC and DTE Investment Ltd, the Company paid Mr. Novinskie of $42,500 of the $387,292 owed to him by the Company (“Novinskie Debt”).and his agreement to forbear from making a demand on the Company for payment of the remaining Novinskie Debt for a period of two (2) years from the date of the SPA. The remaining Novinskie Debt will earn no interest in the first year and 3.5% interest in the second. Mr. Novinskie is entitled to receive accelerated payment of the Novinskie Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

(7)	Under the terms of the Second Amendment to Employment Agreement which Mr. Blackstone entered into as a condition precedent to the Company’s execution of the Stock Purchase Agreement dated March 25, 2013 with Far East Investments, LLC, and DTE Investment Ltd, the Company agreed to pay Mr. Blackstone: (i) $20, 500 due Mr. Blackstone for services for the months of December 2012, January and February 2013; (ii) $40,000 within five (5) days of the signing of the SPA; and (iii) of $5,000 a month thereafter until the obligation to Mr. Blackstone is paid in full. Mr. Blackstone is entitled to receive accelerated payment of the Blackstone Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

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(8)	Mr. Parrish’s contract was extended by the Board pursuant to its obligations under the Stock Purchase Agreement dated March 25, 2013 (“SPA”). Under the SPA, the Company is required to employ Mr. Parrish as the Company’s Chief Executive Officer for one (1) year ending December 31, 2013. Based on its obligations under the PSA, the Board extended Mr. Parrish’s employment agreement and granted him 600,000 shares of Common Stock to vest 100,000 shares per month for six months commencing April 30, 2013 and options for 1,200,000 shares of Common Stock at a price of $0.14 with an expiration date of March 31, 2016

COMPENSATION OF DIRECTORS

2012 Director Compensation Table

The Company does not make any cash compensation to its Directors. The Company does reimburse expenses incurred by our non-employee Directors to attend Board and Committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees. Independent Directors are eligible to participate in the Company’s Nonqualified Independent Director Incentive Stock Option Plan.

The following table summarizes compensation earned during the 2012 fiscal year by our non-employee Directors:

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
(a)	(b)	(d)	(h)
Lord Gilbert	$0	$0	$0
David A. Grady(2)	$0	$0	$0
Carl A. Haessler(3)	$0	$0	$0
Charles T. Maxwell	$0	$0	$0

(1)	The dollar amount reported in the Option Awards column represents the grant date fair value of each award calculated in accordance with FASB ASC Topic 718 using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in Notes 1 and 9 of Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for fiscal year 2012.
(2)	Under the terms of the Forbearance Agreement which Mr. Grady entered into as a condition precedent to the Company’s execution of the Stock Purchase Agreement dated March 25, 2013 with Far East Investments, LLC, and DTE Investment Ltd, the Company paid Mr. Grady a total of $14,000 as partial payment of the $30,684 due and owing him by the Company. The Company agreed to pay a percentage of the remaining obligation quarterly as a percentage of percentage of net proceeds or in full if the Company generates revenue in excess of $5,000,000.
(3)	Under the terms of the Forbearance Agreement which Mr. Haessler entered into as a condition precedent to the Company’s execution of the Stock Purchase Agreement dated March 25, 2013 with Far East Investments, LLC, and DTE Investment Ltd, the Company paid $20,000 and converted $19, 253 of interest into 50,000 shares of common stock in full settlement of the debt owed to Alice Haessler, Mr. Haessler’s mother, for whom he acts a guardian and conservator, and his agreement to forbear from making a demand on the Company for payment of the remaining Haessler Debt of $203,089 for a period of two (2) years from the date of the SPA. The remaining Haessler Debt will earn no interest in the first year and 3.5% interest in the second. Mr. Haessler is entitled to receive accelerated payment of the Haessler Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

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COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee:

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the SEC.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934, as amended.

Respectfully submitted,
/s/David A. Grady
David A. Grady, Chairperson
Charles Maxwell

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Equity Compensation Plan Information Table

The following table contains information as of September 30, 2012 regarding securities authorized for issuance under equity plan compensation plans including the Non-Qualified Independent Director Stock Option Plan and individual compensation arrangements:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	400,000	$0.22	400,000
Equity compensation plans and arrangements not approved by security holders (2)	1,750,000	$0.21	-
Total (2)(3)	2,150,000	$0.21	400,000

(1)	See the Director Compensation table.
(2)	See Not See Note 9 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for fiscal year 2012.
(3)	See note 2 to the Summary Compensation Table concerning the contingently issuable (i) grant of 600,000 shares of common stock and (ii) option for the purchase of 1.2 million shares of common stock.

Non-qualified Independent Director Stock Option Plan Committee

The Board of Directors has established a Non-qualified Independent Director Stock Option Plan committee (the “Non-qualified Independent Director Stock Option Plan Committee”) that currently consists of Messrs. Grady and Maxwell. Mr. Grady serves as Chairperson of the Non-qualified Independent Director Stock Option Plan Committee. The Non-qualified Independent Director Stock Option Plan Committee members are appointed annually by the Board of Directors at its annual meeting immediately following the Annual Meeting of Stockholders. The Committee operates pursuant to the Non-qualified Independent Director Stock Option Plan approved by the Stockholders at the Company's Annual Meeting in March 2004 (“Plan”). The Plan provides for award of incentive options to outside directors of the Company. The options granted by this Plan vest over time in the ordinary course and upon certain conditions, one of which would be the merger with or acquisition of the Company. A copy of the Plan is included as Exhibit 10.21 to this Annual Report on Form 10-K for the fiscal year ended September 30, 2012. The Non-qualified Independent Director Stock Option Plan Committee held one meeting during fiscal 2012. The Plan is currently limited to the granting of not more than options for 800,000 shares of Common Stock. (See Proposal Three below.)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of the Record Date, the following entities are known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, as set forth on such person’s filings with the Securities and Exchange Commission (“SEC”) and the records of the Company.

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	PRINCIPAL SHAREHOLDER	AMOUNT OF BENEFICIAL OWNERSHIP (SHARES)		PERCENT OF CLASS(4) (%)
Common	Far East Investments, LLC	19,250,000	(1)	28%
Common	DTE Investment, Ltd	13,750,000	(2)	20%
Common	Far East USA Investments, LLC		(3)	%

1          The shares held by Far East Investments, LLC consist of 7,500,000 shares issued pursuant to a Stock Purchase Agreement dated March 25, 2013, warrants for 6,250,000 shares and 5,500,000 warrants held by Far East USA Investments, LLC, a majority owned subsidiary of FEI, consisting of 2,750,000 warrants acquired from FEI and 2,750,000 acquired from DTE Investment, LTD

2..         The shares held by DTE Investment LTD consist of 7,500,000 shares issued pursuant to a Stock Purchase Agreement dated March 25, 2013 and warrants for 6,250,000 shares.

3.          FEI is the majority owner of Far East USA Investments, LLC (“USA”). USA has granted FEI voting control over the shares subject to the 5,500,000 warrants USA acquired from FEI and DTE.

4.          The applicable percentage ownership is based on 68,139,058 shares of Common Stock outstanding as of the Record Date, plus all securities exercisable or convertible by such beneficial owner into shares of Common Stock as of the Record Date.

Section 16(A) Beneficial Ownership Reporting Compliance

The Company received no Forms 5 filed by any party. Based upon a review of Forms 3 and 4filed during the fiscal year ended September 30, 2012 and information as of September 30, 2012 concerning beneficial ownership known to the Company for which a Form 3 or 4 should have been filed as relating to persons subject to Section 16(a), and other Schedule 13D that was required to have been filed following the March 25, 2013 execution of the Stock Purchase Agreement:

1)	Lord Gilbert has not filed any forms required by Section 16 of the Exchange Act;
2)	Mr. Grady had not filed Forms 4 to report the acquisition of 142,857, 81,428 and 71,429 shares of Common Stock during fiscal 2011, 2010 and 2009, respectively; and,
3)	Mr. Haessler has not filed a Form 4 to report the acquisition of 73,854 shares of Common Stock during 2012.
4)	Far East Investments, LLC has not filed its Schedule 13 D to report the acquisition of 7,500,000 shares and warrants for 9,000,000 shares of common stock.
5)	DTE Investment, Ltd, has not filed its Schedule 13 D to report the acquisition of 7,500,000 shares and warrants for 9,000,000 shares of common stock.

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Security Ownership of Management

The following information indicates the beneficial ownership by all executive officers and Directors of the Company as a group, each individual Director and each individual officer named in the Summary Compensation Table, of the outstanding Common Stock as of the Record Date:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Richard W. Blackstone	225,000 shares	(1)	0.4	%(12)
Lord Gilbert [John]	550,000 shares	(2)	0.8	%(12)
David A. Grady	565,714 shares	(3)	0.8	%(12)
Carl A. Haessler	928,272 shares	(4)	1.4	%(12)
Li Chi Kong	13,750,000 shares	(5)	18.5	%(12)
Grant Lin	19,250,000 shares	(6)	24.1	%(12)
Robert E. Martin	2,055,000 shares	(7)	3.0	%(12)
Charles T. Maxwell	538,096 shares	(8)	0.8	%(12)
Gary J. Novinskie	1,603,308 shares	(9)	2.3	%(12)
Michael D. Parrish	900,000, shares	(10)	1.3	%(12)
All directors, nominees and current executive and other officers as a group (8 persons)	40,365,390 shares	(11)	45.54	%(13)

(1)	The stock ownership of Mr. Blackstone consists of 100,000 shares owned by him directly and 125,000 shares obtainable on exercise of options exercisable within 60 days of the Record Date.
(2)	The stock ownership of Lord Gilbert [John] consists of 350,000 shares owned by him directly and 200,000 shares obtainable on exercise of options exercisable 60 days of the Record Date..
(3)	The stock ownership of Mr. Grady consists of 324,286 shares held by him directly, 110,000 shares held by the David & Barbara Grady Revocable Trust of which he is a trustee, 50,000 shares held by the Grady Survivor’s Trust of which he is a trustee and 81,428 shares held by Zia Trust, Inc. of which he is an officer.
(4)	The stock ownership of Mr. Haessler consists of 492,078 shares owned by him directly, 117,274 shares owned by the Estate of Alice A. Haessler of which he is Conservator, 158,290 shares held by the Eric R. Haessler Bypass Trust U/A/D May 1, 2012 of which he is trustee and 160,000 shares obtainable on the conversion of 20,000 shares of Series B Preferred Stock owned by him directly (assuming a conversion date 60 days of the Record Date.).
(5)	The stock ownership of Mr. Li consists of 7,500,000 shares issued pursuant to a Stock Purchase Agreement dated March 25, 2013 and warrants for 6,250,000 shares.
(6)	The stock ownership of Mr. Lin consists of 7,500,000 shares issued pursuant to a Stock Purchase Agreement dated March 25, 2013 and warrants for 6,250,000 shares and beneficial ownership of warrants for 5,500,000 shares owned by Far East USA Investments, LLC, .assuming same are exercised within 60 days of the Record Date.
(7)	The stock ownership of Mr. Martin consists of 1,680,000 shares owned by him directly.
(8)	The stock ownership of Mr. Maxwell consists of 66,667 shares owned by him directly, 321,429 shares obtainable on conversion of his holdings of the 7.25% Convertible Debentures owned by him directly (assuming a conversion date of May 1, 2013) and 100,000 shares obtainable on exercise of options exercisable as of May 1, 2013.
(9)	The stock ownership of Mr. Novinskie consists of 1,103,308 shares owned by him directly and 500,000 shares obtainable on exercise of options exercisable as of December 31, 2012.
(10)	The stock ownership of Mr. Parrish consists of 600,000 shares granted to him under his employment agreement which vest monthly at the rate of 100,000 shares per month commencing April 30, 2013 and 1,200,000 shares obtainable on exercise of options.
(11)	This group consists of eight persons, seven of whom are directors of the Company and Mr. Blackstone.
(12)	The applicable percentage ownership is based on 68,089,058 shares of Common Stock outstanding as of May 1, 2013, plus all securities exercisable or convertible by such beneficial owner into shares of Common Stock within 60 days of the Record Date.

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(13)	The applicable percentage ownership is based on shares of Common Stock outstanding as of the Record Date plus all securities exercisable or convertible by such eight beneficial owners into shares of Common Stock within 60 days of the Record Date.

PROPOSAL TWO – Increase in Authorized Capital Stock

The Board of Directors has recommended the increase in the authorized number of shares of Common Stock from 100,000,000 shares to 150,000,000 shares.

Required Vote

The shares represented by the enclosed proxy will be voted at the meeting as directed. If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted “FOR” the increase in all authorized shares of common stock.

The Board of Directors recommends that the Stockholders vote “FOR” the increase in the authorized number of shares.

Discussion

The Company's Article of Incorporation currently authorizes 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. As of the Record Date, there were 68,139,058 shares issued and outstanding. There are also outstanding options and warrants for 26,280,000 shares and 135, 000 shares of Series B Preferred stock convertible into 1,080,000 shares of Common Stock at a price of $1.25 per share.

Currently, the Company has less than 500,000 shares available for sale should the Company wish to do so. Thus, to allow the Company the flexibility to use its uncommitted capital stock for the betterment of the Company, an increase in the authorized number of shares of Common Stock is required.

Management believes that it is essential for the Company to be able to continue to raise necessary operating capital for the development of its oil and gas assets, placing its industrial minerals into production and acquiring new assets through the sale or exchange of the Company's stock. The increase in the authorized number of shares of Common Stock from 100,000,000 to 150,000,000 will provide the Company with the ability to meet all its obligations under the existing outstanding options and warrants, conversion of the Series B Preferred Stock and permit the Company to both raise additional capital in the equity markets as well as acquire new assets to enhance the value of the Company's assets. Failure of the Stockholders to approve the increase in the authorized shares of Common Stock may have a detrimental effect on the Company's ability to obtain the necessary capital for the monetization of its industrial mineral, the ability to acquire additional assets, primarily existing producing oil and gas properties, and to raise additional working capital. Should the Company not have available sufficient equity with which to raise capital or to acquire assets, it would be forced to do so through incurring debt. Management has diligently sought to reduce all debt of the Company, either by exchanging such debt for equity or satisfaction of its obligations. The approval of the increase in the authorized Common Stock would assist management in this endeavor.

Management recommends that the Stockholders vote FOR the resolution to increase the authorized shares of Common Stock from 100,000,000 to 150,000,000.

PROPOSAL THREE – Increase in Authorized Capital Stock for the non-qualified independent directors stock option plan AND TO EXTEND THE PERIOD DURING WHICH GRANTS CAN BE MADE.

The Board of Directors has recommended the increase in the authorized number of shares of Common Stock to be allocated to the Non-qualified Independent Directors Stock Option Plan from 800,000 shares to 1,600,000 shares and to extend the term of the Plan so that awards may be made through the company’s Annual Meeting in 2016.

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Required Vote

The shares represented by the enclosed proxy will be voted at the meeting as directed. If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted “FOR” the increase in authorized shares of common stock to be allocated to the Non-Qualified Independent Directors Stock Option Plan.

The Board of Directors recommends that the Stockholders vote “FOR” the increase in the authorized number of shares to be allocated to the Non-Qualified Independent Directors Stock Option Plan.

Discussion

The Plan was adopted by the Stockholders at the 2004 Annual Meeting on the recommendation of the Board of Directors. It was the belief of the Board then, and remains so today, that it is in the best interest of the Company to enhance the Company's ability to secure and retain qualified independent outside Directors and to comply with the provisions of the Sarbanes-Oxley Act of 2002 and by the Rules of NASDAQ by affording the independent Directors the opportunity to participate in the growth of the Company. There are presently nine (9) Directors of the Company of which five (5) are independent Directors, that is Directors who are not employed by the Company and qualify as being “independent” under the rules and guidelines of NASDAQ. The proposed Non-Qualified Independent Director Stock Option Plan ("Plan"), (a copy of which is attached hereto as Appendix "A" reflecting the proposed changes noted below) was approved by the Board of Directors on November 17, 2003 and by the stockholders at the Annual Meeting in 2004. The Plan provides generally, that 800,000 shares of Common Stock will be set aside for issuance to independent Directors. The Plan provides for the options to become fully vested in, the grantee over a period of three (3) years, with one-half of the option vesting after first years service to the Company as a Director and one-half of the remaining options vesting on after the completion of each of the next two successive years of service as a Director of the Company. The option will become fully vested should the Company be acquired by any other entity.

The exercise price of each option is the average of the bid and closing price for the Common Stock the five (5) days preceding the date of award of the option.

The Plan shall terminate and no further grants may be made on the day following the annual meeting of shareholders in the year 2012.

Although the Plan contains accelerated vesting should the Company be acquired, the Company does not view these provisions as being an anti-takeover device. While the Plan, as a whole, could be looked at as a potential device to thwart a hostile takeover, the Board of Directors has not adopted or considered the Plan, and the issuance of options thereunder, to be a tool by which to frustrate a takeover of the Company. (See, "ANTI-TAKEOVER PROVISIONS”.)

Under the Plan, the Board has granted options to each of four (4) independent Directors for 200,000 shares, thus exhausting the allocated shares to the Plan. The Board, since it now consists of five (5) independent Directors, is desirous of extending the term of the Plan so that awards could be made to new independent Directors through the Company’s Annual Meeting in 2016 and permit a total of 1,600,000 shares be set aside for issuance to independent Directors.

Management recommends that the Stockholders vote FOR the resolution to increase the authorized shares of Common Stock to be allocated to the Non-Qualified Independent Directors Stock Option Plan from 800,000 to 1,600,000 and to extend the period in which awards may be made under the Plan through the Company’s Annual Meeting in 2016.

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PROPOSAL FOUR - RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Mayer Hoffman McCann, P.C. (“MHM”) as the Company’s independent registered public accounting firm for the stub period ending September 30, 2013 and for the fiscal year ending September 30, 2014. The Company is asking stockholders to ratify this appointment. Although the Company is not required to obtain shareholder ratification of the appointment of MHM, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders and considers a proposal for stockholders to ratify such appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain MHM. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of stockholders. The Audit Committee believed that the location of MHM to the Company’s headquarters and size to be a critical factor in its election to switch accounting firms for Fiscal Year 2014 from Vasquez to MHM.

On May 6, 2013, the Audit Committee dismissed Vasquez & Company LLP (“Vasquez”) as its independent registered public accounting firm. By written consent effective May 6, 2013, the Audit Committee approved the appointment of MHM as the Company’s independent registered public accounting firm to perform accounting oversight for the Company’s filing on Form 10-Q for the quarters ending March 31, 2013 and June 30, 2013. MHM was also retained as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

The audit reports of Vasquez on the Company’s consolidated financial statements for the years commencing September 30, 2005 through September 30, 2012 did not contain any adverse opinion or disclaimer or opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2012 and 2011 and the subsequent period through May 6, 2013, we had no disagreements with Vasquez on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Vasquez, would have caused Vasquez to make reference to the subject matter of the disagreement in its report on our financial statements, and during such periods there were no "reportable events," as the term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company believed at this time it was in its best interest to obtain the accounting services of an entity in close proximity to the Company to help facilitate proper accounting and consulting functions. While the services provided by Vasquez were excellent, the difficulties of the respective entities being on opposite coasts proved to be a costly, in terms of manpower, efficiency and ease of access of the Company to its independent accountants.. The closer proximity of MHM should help the Company to be timelier in its financial reporting.

It is expected that a representative of MHM will be present at the Annual Meeting.

The Board of Directors recommends a vote "FOR" the ratification of Mayer Hoffman McCann, P.C. as the Company’s independent registered public accounting firm for the stub period ending September 30, 2013 and for the fiscal year ending September 30, 2014 by executing and returning the enclosed proxy card.

Principal Accounting Fees and Services.

Vasquez & Company LLP, an independent registered public accounting firm, has served as the Company’s independent auditors since 2005 and audited the consolidated financial statements for the fiscal years ended September 30, 2012 and 2011. The Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm and has appointed Mayer Hoffman McCann, P.C. to audit the Company’s financial statements for the year ending September 30, 2013.

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AUDIT AND RELATED FEES

The following table recaps: (1) Vasquez & Company LLP fees pertaining to the fiscal years ended September 30, 2012 and 2011 and the partial fiscal year 2013:

	2013	2012	2011
Audit Fees	$162,235	$131,650	$107,000
Audit-Related Fees			-
Tax Fees		$5000	-
All Other Fees
Total Fees	$162,235	$136, 650	$107,0000

(1)	Audit fees consist of amounts billed for professional services for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements and private placements, including (among other things) filings of registration statements, for the years ended September 30, 2012 and September 13 2011.
(2)	Audit –related fees shown in the table above consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

The Audit Committee considers whether the provision of non-audit services, if any, are compatible with maintaining the independence of its independent registered accountant. The Audit Committee’s pre-approval policies and procedures for non-audit services are described in the Company’s Audit Committee charter. For the fiscal years ended September 30, 2012 and 2011, all of the services described above were pre-approved by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding review and pre-approval of all audit and non-audit services expected to be performed by the Company’s independent registered public accounting firm. When considering requests for non-audit services, the Audit Committee evaluates whether the proposed engagement risks compromise the accounting firm's independence by specifically considering the volume of the proposed non-audit services and whether those non-audit services are likely to cause the accounting firm to function in a management role, to be put in the position of auditing its own work, or to serve in an advocacy role for the Company. Absent strong countervailing considerations, the Audit Committee will generally not approve non-audit services if the aggregate fees for non-audit services for the year will exceed the aggregate fees for audit services, audit-related services and tax compliance services for the year. The policy also prohibits the Company’s accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for non-audit services are submitted in writing to the Audit Committee by the Company’s officer or employee requesting such services, along with specific supporting information described in the policy. Typically, the Audit Committee will approve non-audit services provided by the accounting firm that are closely related to the audit services, audit-related services and tax compliance services already being provided by the accounting firm, including due diligence services, subject to the fee policy described above. Between Audit Committee meetings, any two Audit Committee members may review and approve requests for non-audit services in accordance with the policy that are budgeted for $5,000 or less, provided that the pre-approval is reported not later than the next meeting of the Audit Committee. The Audit Committee's pre-approval policies and procedures for non-audit services are described in the Audit Committee Charter. For the fiscal year ended September 30, 2012, all of the services described above were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following report has been submitted by the Audit Committee:

The Audit Committee is comprised solely of Independent Directors, under the requirements of The NASDAQ Stock Market LLC and SEC rules. In addition, the Board of Directors has determined that Mr. Gilbert is a “financial expert” as defined by Regulation S-K. The Audit Committee held three meetings during fiscal 2012. The Audit Committee operates under a written charter, which is available on the corporate governance page of the Company’s web site at www.dalecoresources.com and at Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

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Under the charter, the Audit Committee’s responsibilities include:

•	Appointment and oversight of the independent auditor;
•	Approval of the fees and other compensation to be paid to the Company’s independent auditor;
•	Pre-approval of all auditing services and permitted non-audit services by the Company’s independent auditor;
•	Review of the Company’s annual financial statements to be included in the Company’s Annual Report on Form 10-K;
•	Oversight of the review and response to complaints made to the Company regarding accounting, internal accounting controls and auditing matters; and,
•	Review and approval of related party transactions.

Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm, Vasquez & Company LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. In the event that the aggregate market value of the voting and non-voting common equity held by non-affiliates on March 31 of a fiscal year (i.e., end of the second fiscal quarter) exceeds $75 million, the Company’s independent registered public accounting firm will be responsible in the subsequent fiscal year for auditing management’s assessment of the effectiveness of internal control over financial reporting and also auditing the effectiveness of internal control over financial reporting and issuing a report thereon. Such audits are performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.

In conducting its oversight function, the Audit Committee discusses with the Company’s independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Company’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at the Company’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has reviewed and discussed with management and Vasquez & Company LLP the audited financial statements for the fiscal year ended September 30, 2012. The Audit Committee has also reviewed and discussed management’s assessment of internal control over financial reporting with management. The Audit Committee also reviewed and discussed with Vasquez & Company LLP its report on the Company’s consolidated financial statements as of September 30, 2012 and 2011 that such financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of September 30, 2012 and 2011, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee reviewed with Vasquez & Company LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance). In addition, the Audit Committee discussed with Vasquez & Company LLP its independence from management, and the Audit Committee has received from Vasquez & Company LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

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Based on its review of the audited consolidated financial statements and discussions with management and Vasquez & Company LLP referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements for the fiscal year ended September 30, 2012 in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,
/s/ Charles T. Maxwell
Charles T. Maxwell, Chairperson
Lord Gilbert

STOCKHOLDER PROPOSALS

SEC rules provide that we must receive stockholders’ proposals intended to be presented at the 2014 Annual Meeting of Stockholders by September 30, 2013 to be eligible for inclusion in the proxy materials relating to that meeting. Shareholder proposals must be submitted in writing to the Secretary at Daleco Resources Corporation, 17 Wilmont Mews, 5th Floor, and West Chester, Pennsylvania 19382. The proposal must otherwise comply with all requirements of the SEC for shareholder proposals.

Under our Bylaws, a shareholder may nominate one or more persons for election as directors at any annual meeting of stockholders or propose business to be brought before the annual meeting of stockholders, or both, only if:

•	such business is a proper matter for shareholder action;
•	the shareholder has given timely notice in proper written form of such director nomination(s) or such proposed business; and
•	the shareholder is a shareholder of record of the Company at the time of giving such notice and is entitled to vote at the annual meeting.

To be timely, a shareholder’s notice must be delivered to and received by the Secretary of the Company at the principal executive offices of the Company not less than 120 days in advance of the first anniversary date of the Company’s proxy statement related to stockholders for the preceding year’s annual meeting. In the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, delivery of such proposal by the shareholder, to be timely, must be so delivered not later than the close of business on the later of (a) the 120th day prior to such meeting, or (b) the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of an adjournment of an annual meeting does not commence a new time period for the giving of a shareholder’s notice as described above. The term “public announcement” means disclosure in a press release reported by Dow Jones News Services, Associated Press or a comparable national news service, in a document public filed by the Company with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the Company’s securities are then listed.

Our Bylaws provide that a shareholder’s notice must be in writing and must set forth:

•	the name and address of the shareholder, as set forth in the Company’s books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made;
•	in the case of a nomination of director(s), (a) a description of all agreements, arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (b) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC, and (c) the nominee(s)’ written consent to serve as director if elected; and
•	in the case of other business proposed to be brought before the annual meeting, (a) a brief description of such business, (b) the reasons for conducting such business at the annual meeting, (c) any material interest the shareholder has in such business, and (d) any other information that is required to be provided by the shareholder under the current rules of the SEC with respect to shareholder proposals.

A shareholder shall also comply with all applicable requirements of the Exchange Act, the rules and regulations thereunder, and all other policies and procedures of the Company with respect to the above-described matters. The Board, a committee thereof, the Chief Executive Officer or the President may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

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No shareholder proposals were received by the Company for the 2013 Annual Meeting of Stockholders.

ANTI-TAKEOVER

The Board of Directors has not adopted any anti-takeover amendments, but reserves the right to do so. There are presently issued and outstanding 135,000 shares of Series B Preferred Stock, par value $0.01, with a stated value of $10.00 per share, and 88,645,487 shares of Common Stock, par value $0.01. This leaves 19,855,000 shares of preferred stock, authorized but unissued, and 11,354,513 shares of Common Stock, authorized but unissued, available as an anti-takeover device, without giving effect to: (i) the exercise of all outstanding options and warrants held by Management (including members of the Board of Directors) (see "Security Ownership of Management"), (ii) a maximum of 1,080,000 shares of Common Stock into which the remaining 135,000 shares Series B Preferred Shares may be converted, (iii) a maximum of 321,429 shares of Common Stock into which the $45,000 of 7.25% Convertible Debentures may be converted, and (iv) a maximum of 1,071,936 shares of Common Stock into which the $267,984 of Convertible Note Payable and interest thereon may be converted . There are options and warrants for the purchase of a total of 26,280,000 shares of Common Stock, including those held by management, outstanding as of May 9, 2013. For additional information in respect to outstanding warrants and options, see Note 9 to the Notes to Consolidated Financial Statements contained in this Annual Report on Form 10-K. While the issuance of these potentially available shares are all possible mechanisms which might be considered by the Board of Directors to frustrate a hostile takeover of the Company, the Board of Directors has not considered taking such actions, and no anti-takeover action has been put into effect.

At the Company's Annual Meeting in March 2004, the Stockholders approved the Company's Non-qualified Independent Director’s Stock Option Plan (“Plan”) for award of incentive options for the purchase of shares of Common Stock to outside directors of the Company. The options granted by this Plan vest over time in the ordinary course and upon certain conditions, one of which would be the merger with or acquisition of the Company with another entity. While the vesting provisions may be deemed by some to be an anti-takeover device, the Plan has not been proposed or viewed by Management in that context. An option the purchase of 200,000 shares of Common Stock, with an exercise price of $0.21 per share, was awarded to Lord Gilbert during fiscal 2010 and such option remains unexercised as of September 30, 2012. An option for the purchase of 200,000 shares of Common Stock, with an exercise price of $0.28 per share, was awarded to Mr. Grady during fiscal 2007 and such option expired unexercised during fiscal 2012. An option for the purchase of 200,000 shares of Common Stock, with an exercise price of $0.22, was awarded to Mr. Maxwell during fiscal 2011 and such options remain unexercised as of September 30, 2012. An option for the purchase of 200,000 shares of Common Stock, with an exercise price of $0.06, was awarded to Mr. Grady on December 27, 2012. The option is exercisable through December 2017. The option vests 50% in December 2013 and 25% in each of December 2014 and 2015.

By way of the Stock Purchase Agreement dated March 25, 2013, Far East Investments, LLC (“FEI”) and DTE Investment, Ltd (“DTE”) each acquired warrants for 9,000,000 shares with an exercise price of $0.20 exercisable through March 30, 2018. Since that date, FEI and DTE each sold 2,750,000 of their Warrants to Far East USA, LLC,

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the stockholders arise, the enclosed proxy confers discretionary authority upon the proxy holders to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Company.

38

INCORPORATION BY REFERENCE

The Company incorporates herein by reference the audited financial statements of the Company as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON June 20, 2013

The Notice, Proxy Statement, Proxy Card and the Company’s 2013 Annual Report to Stockholders, are available free of charge at /www.proxyvote.com.

By Order of the Board of Directors,
/s/ Michael D. Parrish
Michael D. Parrish
Chief Executive Officer

Dated: May 24, 2013

39

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS	1
INFORMATION REGARDING SOLICITATION AND VOTING	1
PROPOSAL ONE - NOMINATION AND ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	13
BOARD COMMITTEES AND MEETINGS	15
COMPENSATION DISCUSSION AND ANALYSIS	17
EXECUTIVE COMPENSATION	17
PROPOSAL TWO – INCREASE IN AUTHORIZED CAPITAL STOCK	32
PROPOSAL THREE – INCREASE IN AUTHORIZED CAPITAL STOCK FOR THE NON-QUALIFIED INDEPENDENT DIRECTORS STOCK OPTION PLAN AND TO EXTEND THE PERIOD DURING WHICH GRANTS CAN BE MADE.	32
PROPOSAL FOUR - RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
STOCKHOLDER PROPOSALS	37
ANTI-TAKEOVER	38
OTHER MATTERS	38
INCORPORATION BY REFERENCE	39

APPENDIX A	A-1

Appendix A

DALECO RESOURCES CORPORATION

NON-QUALIFIED INDEPENDENT DIRECTOR STOCK OPTION PLAN

DALECO RESOURCES CORPORATION, a corporation organized under the laws of the State of Nevada, hereby adopts this Non-Qualified Stock Option Plan (the "Plan" as described below). The Plan provides for the grant of non-qualified stock options to participants and will be submitted for the approval of the Company's stockholders at the first annual meeting of shareholders after the date of the Plan's initial adoption by the Board and the Plan will become effective subject to obtaining such approval.

1.          DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary.

1.1           "Affiliate" shall mean any corporation in which the Company owns, directly or indirectly, twenty-five percent or more of the voting stock.

1.2           “Award” shall mean the granting of an Option by the Committee.

1.3           "Board" shall mean the Board of Directors of the Company.

1.4           "Code" shall mean the Internal Revenue Code, in effect from time to time. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.5           "Committee" shall mean the committee which has been appointed to administer the Plan under the provisions of Section 2 of the Plan; if no committee has been formed, it shall mean the Board.

1.6           "Company" shall mean Daleco Resources Corporation, a Nevada corporation.

1.7           "Fair Market Value" shall be the mean of the average of the closing bid and asked prices of the Company's common stock as quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the five trading days immediately preceding the date of the Award.

1.8           "Option" shall mean an option granted under the provisions of Section 4 of the Plan to purchase common stock, par value $.01 per share, of the Company.

1.9           "Optionee" shall mean a Participant to whom an Option is granted.

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1.10         "Participant" shall mean an "independent outside director" to whom an Option is awarded.

1.11         "Plan" shall mean this Non-Qualified Stock Option Plan.

1.12         "Secretary" shall mean the Secretary or Assistant Secretary of the Company.

1.13         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.14         "Total Disability" shall mean a permanent and total disability so determined in accordance with Section 72(m)(7) of the Code.

2.          ADMINISTRATION

2.1           APPOINTMENT OF COMMITTEE

The Committee shall consist of at least three (3) Directors, appointed by and holding office at the pleasure of the Board and who are not eligible to receive the grant of an Award.

2.2           DUTY AND POWER OF COMMITTEE

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee shall have the discretion to determine who will receive an Award and determine the number of shares subject to any Award consistent with the provisions of this Plan, but not otherwise. Moreover, the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to Optionees under the Plan. The Secretary shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

2.3           COMMITTEE ACTIONS

The Committee may act either by vote of a majority of its members at a meeting or by a memorandum or other written instrument signed by all members of the Committee.

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2.4           COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

Members of the Committee shall not receive any compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan and all members of the Committee shall be fully protected and indemnified by the Company in respect to any such action, determination or interpretation.

3.          SHARES SUBJECT TO PLAN

3.1           LIMITATIONS

The shares of stock issuable pursuant to options shall be shares of the Company's $.01 par value common stock ("Shares"). The total number of such Shares which may be subjected to Options granted under the Plan shall not exceed ~~800,000~~ 1,600,000 in the aggregate. The Shares deliverable upon the exercise of an Option may be made available from authorized but unissued Shares or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions.

3.2           EFFECT OF UNEXERCISED OR CANCELED OPTIONS

If an Option expires or is canceled for any reason without having been fully exercised or vested, the number of Shares subject to such Option which were not purchased or did not vest prior to such expiration or cancellation will be available under the plan for subsequent Awards.

3.3           CHANGES IN COMPANY'S SHARES

In the event that the outstanding Shares hereafter increased or decreased or changed into or exchanged for a different number or kind of capital stock or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend (either in Shares or of another class of the Company's stock), and/or spin-off or combination of Shares, appropriate adjustments shall be made by the Committee in the aggregate number and kind of Shares which may be issued on exercise of Options.

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3.4           CORPORATE TRANSACTIONS

New Options may be substituted for the Options granted under this Plan, or the Company's obligations as to Options outstanding under this Plan may be assumed by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing, if such employer corporation, or parent or subsidiary of such employer corporation, does not substitute new and substantially equivalent options for the Options granted hereunder, or assume the Options granted hereunder, the options granted hereunder shall terminate (A) upon dissolution or liquidation of the Company, or similar occurrence, or (B) upon any merger, consolidation, acquisition, separation, or similar occurrence, where the Company will not be a surviving corporation; provided, however, that each Optionee shall be mailed notice at least sixty (60) days prior to such dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and shall have at least thirty (30) days after the mailing of such notice to exercise his or her Option in whole or in part, without regard to whether the Option is then immediately exercisable.

4.          STOCK OPTIONS

4.1           GRANTING OF OPTIONS

4.1.1.          ELIGIBILITY

Each outside Director independently elected by the shareholders of the Company and not a Director who is either: (x) an officer or employee of the Company or an affiliate of the Company, or (y) a Director nominated and/or appointed pursuant to a contract between the Company and a third party, shall be eligible for an Award. An eligible Director shall not be entitled to more than one Award under this Plan.

4.1.2.          GRANTING OF OPTIONS

Options may be granted to Participants at the discretion of the Board of Directors. The Options shall be granted for a period of five (5) years from the date of grant, and shall be in an amount not greater than 200,000 per Award.

4.2           TERMS OF OPTIONS

4.2.1.          OPTION AGREEMENT

Each Option shall be evidenced by a written stock option agreement which shall be executed by the Optionee and the Company and which shall contain such terms and conditions as the Committee determines are required by the Plan.

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4.2.2.          OPTION PRICE

The price of the shares subject to each Option shall be the Fair Market Value of the Shares as of the date of the Award.

4.2.3.          DATE OF GRANT, GRANTING OF AN AWARD

The date on which an Award shall be granted shall be the date of the letter notifying the Optionee of the Award.

4.2.4.          VESTING OF AN AWARD

An Option granted under this plan shall vest as follows:

4.2.4.1.          After the first full year of service as a Director of the Company, the Optionee shall be vested in one-half of the Options granted.

4.2.4.2.          After the second consecutive year of service as a Director of the Company, the Optionee shall be vested in one-half of the remaining Options granted.

4.2.4.3.          After the third consecutive year of service as Director of the Company, the Optionee shall be vested in the remainder of the Options granted.

4.2.4.4.          Fully upon the occurrence of an event set forth in Paragraph 3.4 above.

4.2.5.          EXPIRATION OF OPTIONS

4.2.5.1.          Except as otherwise provided in Section 4.2 above, each Award shall terminate on the expiration of five (5) years from the date the Award was granted if not exercised prior to that date.

4.2.5.2.          Each Option which has become exercisable may be exercised until the first to occur of the following events:

4.2.5.2.1.          The expiration of the options in accordance with their terms; or

4.2.5.2.2.          Three months after the termination of the Optionee's affiliation with the Company, or any subsidiary of the Company without cause; or

4.2.5.2.3.          Upon his discharge for cause; or

4.2.5.2.4.          The expiration of six (6) months from the date Optionee's death.

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4.2.6.          ADJUSTMENT IN OUTSTANDING OPTIONS

In the event that the outstanding Shares of the stock subject to Options are increased or decreased or changed into or exchanged for a different number or kind of capital stock of the Company, or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend (either in Shares or of another class of the Company's stock), or spin-off or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of Shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

4.3           EXERCISE OF OPTIONS

4.3.1.          PERSON ELIGIBLE TO EXERCISE

Only the Optionee may exercise an Option granted to him or her or any portion thereof except as provided in Paragraph 5.1.

4.3.2.          FRACTIONAL SHARES

The Company shall not be required to issue fractional shares on exercise of an option.

4.3.3.          MANNER OF EXERCISE

An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his or her office of all of the following:

4.3.3.1.          Notice in writing signed by the Optionee stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee;

4.3.3.2.          Full cash payment for the Shares with respect to which such Option or portion is thereby exercised and which are to be delivered to him or her pursuant to such exercise; and

4.3.3.3.          Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

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4.3.4.          CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

4.3.4.1.          The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

4.3.4.2.          The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;

4.3.4.3.          The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;

4.3.4.4.          The provision for any income tax withholding which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

4.3.4.5.          The lapse of such reasonable period of time following the exercise of an Option as the Company may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

4.3.5.          RIGHTS OF STOCKHOLDERS

An Optionee shall not be, nor have any of the rights of, a stockholder of the Company in respect to any Shares which may be purchased upon the exercise of any option or portion thereof unless and until certificates representing such shares have been issued by the Company to such Optionee.

5.          MISCELLANEOUS PROVISIONS

5.1           OPTIONS NOT TRANSFERABLE

No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 5.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

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5.2           AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board, no action of the Board may, modify the requirements as to eligibility for participation in this Plan, increase the limits imposed in Section 3.1 on the maximum number of shares which may be the subject of Options granted under the Plan, amend Section 4 generally or (B) to permit the exercise of an option after expiration of 5 years from the date the Option was granted or otherwise materially increase the benefits accruing to participants under the Plan. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension or after termination of the Plan.

5.3           LIMITATION OF RIGHTS

Neither the Plan, the granting of an Award nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, between a Participant and the Company, other than as set forth in the Plan.

5.4           EFFECTIVE DATE, SHAREHOLDERS APPROVAL AND DURATION

The Plan shall become effective as of its adoption by the Board upon approval of the Shareholders. No Option may be exercised until this Plan is approved by a vote of the holders of a majority of the outstanding shares of the Company's common stock at the first annual meeting of Shareholders next following the effective date. If the Shareholders do not approve the Plan, the Plan shall not be effective and any and all actions taken prior to such disapproval shall be null and void or shall, if necessary, be deemed to have been fully rescinded. The period during which options may be granted shall terminate on the day following the annual meeting of shareholders in the year ~~2012~~ 2016 (unless the Plan is extended or terminated at an earlier date by the shareholders), but such termination shall not affect the terms of any then outstanding options.

5.5           TITLES

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan,

A-8

TO RECORD the adoption of this Plan, the Board has caused this instrument to be executed on this ____ day of ___________, 2013.

DALECO RESOURCES CORPORATION

By:
Chairman

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STOCK OPTION AGREEMENT

DALECO RESOURCES CORPORATION

A STOCK OPTION for a total of __________ shares of Common Stock, par value of $.01, of Daleco Resources Corporation, a Nevada corporation (herein the "Company"), is hereby granted to _________________________________________ (herein the "Optionee"), subject in all respects to the terms and provisions of the Non-Qualified Stock Option Plan of Daleco Resources Corporation (herein the "Plan"), dated ____________________, which has been adopted by the Company and which is incorporated herein by reference.

A.        The option price as determined by the Board of Directors of the Company is $____ per share.

B.        This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Optionee, as a condition to his exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that he acquires under this Option are being acquired by him for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

C.        This Option may not be transferred in any manner and may be exercised during the lifetime of the Optionee only by the Optionee and not by any agent or representative thereof.

DALECO RESOURCES CORPORATION

Date:	________________________, 200__
By:

Title:

The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan. The Option hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee of the Board of Directors upon any questions arising under the Plan.

Date:

By:

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